--------------------------------------------------------------------------------



                                  $180,000,000

                                CREDIT AGREEMENT

                                      among

                       RIGHT MANAGEMENT CONSULTANTS, INC.,
                                  as Borrower,

                                ITS SUBSIDIARIES
                        FROM TIME TO TIME PARTIES HERETO,
                            as Subsidiary Guarantors,

                           THE LENDERS PARTIES HERETO,

                                UBS WARBURG LLC,
                              as Syndication Agent,

                              FLEET NATIONAL BANK,
                              as Syndication Agent,

                                 SUNTRUST BANK,
                              as Syndication Agent,

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent

                                       and


                           FIRST UNION NATIONAL BANK,
                             as Administrative Agent

                           Dated as of March 22, 2002

--------------------------------------------------------------------------------


             FIRST UNION SECURITIES, INC., d/b/a WACHOVIA SECURITIES
                     as Sole Lead Arranger and Book Manager

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I  DEFINITIONS............................................................................................1
         Section 1.1          Defined Terms.......................................................................1
         Section 1.2          Other Definitional Provisions......................................................19
         Section 1.3          Accounting Terms...................................................................19

ARTICLE II  THE LOANS; AMOUNT AND TERMS..........................................................................20
         Section 2.1          Revolving Loans....................................................................20
         Section 2.2          Term Loans.........................................................................21
         Section 2.3          Swingline Loan Subfacility.........................................................22
         Section 2.4          Letter of Credit Subfacility.......................................................24
         Section 2.5          Fees...............................................................................26
         Section 2.6          Commitment Reductions..............................................................27
         Section 2.7          Prepayments........................................................................28
         Section 2.8          Minimum Principal Amount of Tranches...............................................29
         Section 2.9          Default Rate and Payment Dates.....................................................29
         Section 2.10         Conversion Options.................................................................30
         Section 2.11         Computation of Interest and Fees...................................................30
         Section 2.12         Pro Rata Treatment and Payments....................................................31
         Section 2.13         Non-Receipt of Funds by the Administrative Agent...................................31
         Section 2.14         Inability to Determine Interest Rate...............................................32
         Section 2.15         Illegality.........................................................................32
         Section 2.16         Requirements of Law................................................................33
         Section 2.17         Indemnity..........................................................................34
         Section 2.18         Taxes..............................................................................34
         Section 2.19         Indemnification; Nature of Issuing Lender's Duties.................................36

ARTICLE III  REPRESENTATIONS AND WARRANTIES......................................................................37
         Section 3.1          Financial Condition................................................................37
         Section 3.2          No Change..........................................................................37
         Section 3.3          Corporate Existence................................................................37
         Section 3.4          Corporate Power; Authorization; Enforceable Obligations............................37
         Section 3.5          Compliance with Laws; No Conflict; No Default......................................38
         Section 3.6          No Material Litigation.............................................................38
         Section 3.7          Investment Company Act.............................................................38
         Section 3.8          Margin Regulations.................................................................38
         Section 3.9          ERISA..............................................................................39
         Section 3.10         Environmental Matters..............................................................39
         Section 3.11         Purpose of Loans...................................................................40
         Section 3.12         Subsidiaries.......................................................................40
         Section 3.13         Ownership..........................................................................40
         Section 3.14         Indebtedness.......................................................................40
         Section 3.15         Taxes..............................................................................40
         Section 3.16         Intellectual Property Rights.......................................................41
         Section 3.17         Solvency...........................................................................41
         Section 3.18         Location of Collateral.............................................................41
         Section 3.19         No Burdensome Restrictions.........................................................41
         Section 3.20         Labor Matters......................................................................42
         Section 3.21         Accuracy and Completeness of Information...........................................42
         Section 3.22         Representations and Warranties from Acquisition Documents..........................42
         Section 3.23         Material Contracts.................................................................42

ARTICLE IV  CONDITIONS PRECEDENT.................................................................................42




         Section 4.1          Conditions to Closing Date and Initial Revolving Loans and Term Loans..............42
         Section 4.2          Conditions to All Extensions of Credit.............................................47

ARTICLE V  AFFIRMATIVE COVENANTS.................................................................................48
         Section 5.1          Financial Statements...............................................................48
         Section 5.2          Certificates; Other Information....................................................49
         Section 5.3          Payment of Obligations.............................................................50
         Section 5.4          Conduct of Business and Maintenance of Existence...................................50
         Section 5.5          Maintenance of Property; Insurance.................................................50
         Section 5.6          Inspection of Property; Books and Records; Discussions.............................51
         Section 5.7          Notices............................................................................51
         Section 5.8          Environmental Laws.................................................................52
         Section 5.9          Financial Covenants................................................................52
         Section 5.10         Additional Subsidiaries............................................................53
         Section 5.11         Compliance with Law................................................................53
         Section 5.12         Pledged Assets.....................................................................54
         Section 5.13         Delivery of Reviewed Pro Forma Balance Sheet.......................................54
         Section 5.14         Covenants Regarding Patents, Trademarks and Copyrights.............................54

ARTICLE VI  NEGATIVE COVENANTS...................................................................................55
         Section 6.1          Indebtedness.......................................................................56
         Section 6.2          Liens..............................................................................56
         Section 6.3          Guaranty Obligations...............................................................57
         Section 6.4          Nature of Business.................................................................57
         Section 6.5          Consolidation, Merger, Sale or Purchase of Assets, etc.............................57
         Section 6.6          Advances, Investments and Loans....................................................58
         Section 6.7          Transactions with Affiliates.......................................................58
         Section 6.8          Ownership of Subsidiaries; Restrictions............................................58
         Section 6.9          Fiscal Year; Organizational Documents; Material Contracts..........................58
         Section 6.10         Limitation on Restricted Actions...................................................59
         Section 6.11         Restricted Payments................................................................59
         Section 6.12         Prepayments of Indebtedness, etc...................................................59
         Section 6.13         Sale Leasebacks....................................................................60
         Section 6.14         No Further Negative Pledges........................................................60

ARTICLE VII  EVENTS OF DEFAULT...................................................................................60
         Section 7.1          Events of Default..................................................................60
         Section 7.2          Acceleration; Remedies.............................................................62

ARTICLE VIII  THE ADMINISTRATIVE AGENT...........................................................................62
         Section 8.1          Appointment........................................................................62
         Section 8.2          Delegation of Duties by Administrative Agent.......................................63
         Section 8.3          Exculpatory Provisions for Administrative Agent....................................63
         Section 8.4          Reliance by Administrative Agent...................................................63
         Section 8.5          Notice of Default to Administrative Agent..........................................64
         Section 8.6          Non-Reliance on Administrative Agent and Other Lenders.............................64
         Section 8.7          Indemnification of Administrative Agent............................................64
         Section 8.8          Administrative Agent in Its Individual Capacity....................................65
         Section 8.9          Successor Administrative Agent.....................................................65
         Section 8.10         Rights and Remedies to be Exercised by Agent Only..................................65
         Section 8.11         Syndication and Documentation Agent................................................65
         Section 8.12         Appointment of Security Trustee....................................................65
         Section 8.13         Successor Security Trustee.........................................................66
         Section 8.14         Protection of Security Trustee.....................................................66

ARTICLE IX  MISCELLANEOUS........................................................................................66





         Section 9.1          Amendments, Waivers and Release of Collateral......................................66
         Section 9.2          Notices............................................................................68
         Section 9.3          No Waiver; Cumulative Remedies.....................................................69
         Section 9.4          Survival of Representations and Warranties.........................................69
         Section 9.5          Payment of Expenses and Taxes......................................................69
         Section 9.6          Successors and Assigns; Participations; Purchasing Lenders.........................69
         Section 9.7          Adjustments; Set-off...............................................................70
         Section 9.8          Table of Contents and Section Headings.............................................72
         Section 9.9          Counterparts.......................................................................73
         Section 9.10         Effectiveness......................................................................73
         Section 9.11         Severability.......................................................................73
         Section 9.12         Integration........................................................................73
         Section 9.13         Governing Law......................................................................73
         Section 9.14         Consent to Jurisdiction and Service of Process.....................................73
         Section 9.15         Intentionally Omitted..............................................................74
         Section 9.16         Confidentiality....................................................................74
         Section 9.17         Acknowledgments....................................................................74
         Section 9.18         Waivers of Jury Trial..............................................................75

ARTICLE X  GUARANTY..............................................................................................75
         Section 10.1         The Guaranty.......................................................................75
         Section 10.2         Bankruptcy.........................................................................75
         Section 10.3         Nature of Liability................................................................76
         Section 10.4         Independent Obligation.............................................................76
         Section 10.5         Authorization......................................................................76
         Section 10.6         Reliance...........................................................................76
         Section 10.7         Waiver.............................................................................77
         Section 10.8         Limitation on Enforcement..........................................................77
         Section 10.9         Confirmation of Payment............................................................78

Schedules

Schedule 1.1(a)                     Account Designation Letter
Schedule 1.1(c)                     Material Foreign Subsidiaries
Schedule 2.1(a)                     Schedule of Lenders and Commitments
Schedule 2.1(b)(i)                  Form of Notice of Borrowing
Schedule 2.1(e)                     Form of Revolving Note
Schedule 2.2(d)                     Form of Term Note
Schedule 2.3(f)                     Form of Swingline Note
Schedule 2.10                       Form of Notice of Conversion/Extension
Schedule 3.6                        Litigation
Schedule 3.9                        ERISA
Schedule 3.10                       Environmental Matters
Schedule 3.12                       Subsidiaries
Schedule 3.16                       Intellectual Property
Schedule 3.18(a)                    Location of Real Property
Schedule 3.18(b)                    Location of Collateral
Schedule 3.18(c)                    Chief Executive Offices
Schedule 3.20                       Labor Matters
Schedule 3.23                       Material Contracts
Schedule 4.1(b)                     Form of Secretary's Certificate
Schedule 4.1(j)                     Form of Solvency Certificate
Schedule 5.5(b)                     Insurance
Schedule 5.10                       Form of Joinder Agreement
Schedule 6.2                        Permitted Liens
Schedule 9.2                        Schedule of Lenders' Lending Offices
Schedule 9.6(c)                     Form of Commitment Transfer Supplement

         CREDIT AGREEMENT, dated as of March 22, 2002, among RIGHT MANAGEMENT CONSULTANTS, INC., a Pennsylvania corporation (the "Borrower"), each of those Subsidiaries of the Borrower identified as a "Guarantor" on the signature pages hereto and such other Subsidiaries of the Borrower as may from time to time become a party hereto (collectively, the "Subsidiary Guarantors" and the "Guarantors"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; and individually, a "Lender"), UBS WARBURG LLC, as Syndication Agent, FLEET NATIONAL BANK, as Syndication Agent, SUNTRUST BANK, as Syndication Agent, BANK OF AMERICA, N.A., as Documentation Agent, FIRST UNION NATIONAL BANK, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent" or the "Agent") and FIRST UNION NATIONAL BANK, as security trustee for the Lenders hereunder (in such capacity, the "Security Trustee").


                              W I T N E S S E T H:


         WHEREAS, the Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1       Defined Terms.

         As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

         "ABR Default Rate" shall have the meaning set forth in Section 2.9.

         "Account Designation Letter" shall mean the Notice of Account Designation Letter dated the Closing Date from the Borrower to the Administrative Agent in substantially the form attached hereto as Schedule 1.1(a).

         "Accounts" shall mean all of each Consolidated Party's "accounts" (as defined in the UCC), whether now existing or existing in the future, and shall include (whether or not otherwise included in such definitions, and without limiting the generality thereof), all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Administrative Agent), including, without limitation, (a) all accounts created by or arising from all of each Consolidated Party's sales of goods or rendition of services made under any of each Consolidated Party's trade names or styles, or through any of each Consolidated Party's divisions and (b) all accounts owing to the Borrower from one of its affiliated franchisees; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by each Consolidated Party with respect to any such accounts receivable or account debtors; (v) guarantees or collateral for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

         "Acquired Companies" shall mean, collectively, Atlas and Coutts.

         "Acquisition" shall mean the purchase of Capital Stock contemplated by the Acquisition Documents.

         "Acquisition Agreement" shall mean that certain Share Purchase Agreement dated as of February 28 , 2002 among Atlas, the sellers named therein, Right Associates and the Borrower.

         "Acquisition Documents" shall mean the Acquisition Agreement, including the exhibits and schedules thereto, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith.

         "Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

         "Administrative Agent" or "Agent" shall have the meaning set forth in the first paragraph of this Agreement and any successors in such capacity.

         "Affiliate" shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean, at any time, the rate of interest per annum established from time to time by First Union at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate established by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

         "Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

         "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Percentage for (i) Revolving Loans and Term Loans which are Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin for Revolving Loans, Term Loans and Swingline Loans", (ii) Revolving Loans and Term Loans which are LIBOR Rate Loans and shall be the percentage set forth under the column "LIBOR Rate Margin for Revolving Loans, Term Loans and Letter of Credit Fee", (iii) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee" and (iv) the Letter of Credit Fee shall be the percentage set forth under the column "LIBOR Rate Margin for Revolving Loans, Term Loans and Letter of Credit Fee":

------------------------------------------------------------------------------------------------
                                    Alternate Base
                                         Rate           LIBOR Rate Margin for
                                      Margin for       Revolving Loans and Term
                    Leverage       Revolving Loans,      Loans and Letter of       Commitment
                      Ratio         Term Loans and            Credit Fee               Fee
    Level                           Swingline Loans
------------------------------------------------------------------------------------------------
      I           > 2.0 to 1.0           0.75%                  2.25%                0.375%
                  -
------------------------------------------------------------------------------------------------
      II        > 1.5 to 1.0 but         0.50%                  2.00%                0.375%
                -
                  < 2.0 to 1.0
------------------------------------------------------------------------------------------------
     III        > 1.0 to 1.0 but         0.25%                  1.75%                0.375%
                -
                  < 1.5 to 1.0
------------------------------------------------------------------------------------------------
      IV          < 1.0 to 1.0           0.00%                  1.50%                0.375%
------------------------------------------------------------------------------------------------

         The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date three (3) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(b) and 5.2(b) (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date; provided, that the initial Applicable Percentages shall be based on Level I until the first Interest Determination Date after the fiscal quarter ending September 30, 2002. After the Closing Date, if the Borrower shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 5.1(b) and 5.2(b), the Applicable Percentage shall, on the date three (3) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Leverage Ratio.

         "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Consolidated Party whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (i) Specified Sales or (ii) the sale, lease or transfer of assets permitted by Section 6.5(a)(v) hereof.

         "Atlas" shall mean Atlas Group Holdings Limited, a company registered in England under number 3687653 whose registered office is at New Zealand House, 80 Haymarket, London SW1Y 4TE.

         "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

         "Borrowing Base" shall mean, on any date of determination, a dollar amount equal to eighty percent (80%) of the net book value of the Accounts of the Consolidated Parties, determined in accordance with GAAP.

         "Business" shall have the meaning set forth in Section 3.10(b).

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan or Swingline Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

         "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capital Lease Obligations" shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

         "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) U.S. dollar denominated (or foreign currency fully hedged to U.S. dollar) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, and (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's.

         "CCC Japan" shall mean Coutts Career Consultant Japan Limited, a Japanese entity.

         "Change of Control" shall mean the occurrence of any of the following events: (a) the sale, lease, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" or "group"(within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act), (b) the Borrower is liquidated or dissolved or adopts a plan of liquidation or dissolution; (c) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) (i) shall have acquired beneficial ownership, directly or indirectly, or (ii) shall have acquired by contract or otherwise (or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of), 25% or more of the outstanding Voting Stock of the Borrower, (d) the Borrower shall fail to own, directly or indirectly, (i) 100% of the Capital Stock of the other Credit Parties or any of the Foreign Subsidiaries listed on Schedule 1.1(c), (ii) at least 65% of the Capital Stock of Way Station, unless the Borrower fails to own 65% of such Capital Stock due to a sale by the Borrower of such Capital Stock in connection with an initial public offering of the Capital Stock of Way Station and (iii) at least 70% of CCC Japan, (e) CCC Japan shall fail to own 100% of the Capital Stock of CJS Japan or (f) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

         "CJS Japan" shall mean Coutts Job Search Co., Ltd., a Japanese entity.

         "Closing Date" shall mean the date of this Agreement.

         "Coaching" shall mean Coaching Psicologia Estrategica S/C Ltda., a Brazilian entity.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents.

         "Commitment" shall mean the Revolving Commitment, the LOC Commitment, the Swingline Commitment and the Term Loan Commitment, individually or collectively, as appropriate.

         "Commitment Fee" shall have the meaning set forth in Section 2.5(a).

         "Commitment Percentage" shall mean the Revolving Commitment Percentage, the LOC Commitment Percentage and/or the Term Loan Commitment Percentage, as appropriate.

         "Commitment Period" shall mean the period from and including the Closing Date to but not including the Revolving Commitment Termination Date.

         "Commitment Transfer Supplement" shall mean a Commitment Transfer Supplement, in substantially the form of Schedule 9.6(c).

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Consolidated Capital Expenditures" shall mean, for any period, all expenditures which in accordance with GAAP would be classified as capital expenditures on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period, including without limitation, Capital Lease Obligations. Except as otherwise specified, the applicable period shall be the four consecutive quarters ending as of the date of computation.

         "Consolidated Cash Taxes" shall mean, for any period, the aggregate of all taxes paid in cash for such period of the Borrower and its Subsidiaries on a consolidated basis. Except as otherwise specified, the applicable period shall be the four consecutive quarters ending as of the date of computation.

         "Consolidated EBITDA" shall mean, for any period, (i) Consolidated Net Income plus (ii) the sum of the following to the extent deducted in calculating Consolidated Net Income: (A) Consolidated Interest Expense for such period, (B) all provisions for any federal, state , local and foreign income taxes for such period, (C) depreciation and amortization charges for such period. Except as otherwise specified, the applicable period shall be the four consecutive quarters ending as of the date of computation; provided, however, that for the purposes of determining Consolidated EBITDA for any period during which a Permitted Acquisition is consummated (or deemed to be consummated for purposes of clause (b) of the definition thereof), Consolidated EBITDA shall be determined on a pro forma basis, if requested by the Borrower, to give effect to specified add-backs and adjustments approved by the Agent; provided, further, that when calculating Consolidated EBITDA for the three consecutive fiscal quarters commencing April 1, 2002, Consolidated EBITDA with respect to the Acquired Companies shall equal $3,700,000 for the fiscal quarter ended June 30, 2001, $3,006,000 for the fiscal quarter ended September 30, 2001, and $5,193,000 for the fiscal quarter ended December 31, 2001.

         "Consolidated Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Interest Expense for such period plus (ii) Consolidated Scheduled Debt Payments for the next following four consecutive fiscal quarters plus (iii) Consolidated Rental Expense for such period plus (iv) Consolidated Cash Taxes for such period plus (v) earn-out payments payable pursuant to asset and/or stock purchase agreements, including the Acquisition Agreement, for such period, in each case, of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as otherwise specified, the applicable period shall be the four consecutive quarters ending as of the date of computation.

         "Consolidated Funded Debt" shall mean, on any date of calculation, Funded Debt of the Borrower and its Subsidiaries on a consolidated basis.

         "Consolidated Interest Expense" shall mean, for any period, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases), of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP. Except as otherwise specified, the applicable period shall be the four consecutive quarters ending as of the date of computation.

         "Consolidated Net Income" shall mean, for any period, the net income (excluding extraordinary losses and extraordinary gains) of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis for such period. Except as otherwise specified, the applicable period shall be the four consecutive quarters ending as of the date of computation.

         "Consolidated Net Worth" shall mean, for any date, total shareholders' equity of the Borrower and its Subsidiaries on a consolidated basis as of such date, as determined in accordance with GAAP.

         "Consolidated Parties" shall mean a collective reference to the Borrower and the Subsidiaries of the Borrower, and "Consolidated Party" means any one of them.

         "Consolidated Rental Expense" shall mean, for any period, the sum of all rental expense of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP. Except as otherwise specified, the applicable period shall be the four consecutive quarters ending as of the date of computation.

         "Consolidated Scheduled Debt Payments" shall mean, for any period, the sum of all scheduled payments of principal on Consolidated Funded Debt for such period (including the principal component of payments due on Capital Leases during such period); it being understood that scheduled payments on Consolidated Funded Debt shall not include optional prepayments or the mandatory prepayments required pursuant to Section 2.7. Except as otherwise specified, the applicable period shall be the four consecutive quarters ending as of the date of computation.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Copyrights" shall mean all copyrights in all works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to on Schedule 3.16 and all renewals thereof.

         "Coutts" shall mean Coutts Consulting Group Limited, a company registered in England and Wales under number 1737893.

         "Credit Documents" shall mean this Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, the LOC Documents, the Security Documents and any other written agreement, document or instrument among any Consolidated Party, the Administrative Agent, the Lenders and/or Security Trustee or executed by any Consolidated Party in favor of the Administrative Agent, the Lenders or the Security Trustee pursuant to or in connection with any of the foregoing.

         "Credit Party" shall mean any of the Borrower or the Guarantors.

         "Credit Party Obligations" shall mean, without duplication, (i) all of the obligations (including, without limitation, the Obligations) of the Consolidated Parties to the Lenders (including the Issuing Lender), the Agent and the Security Trustee, whenever arising, under this Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Consolidated Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower or any of its Subsidiaries to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

         "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by any Credit Party (excluding any Indebtedness of any Credit Party permitted to be incurred pursuant to Section 6.1 hereof).

         "Default" shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

         "Defaulting Lender" shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the terms of this Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement, or
(c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

         "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

         "Environmental Laws" shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

         "Equity Issuance" shall mean any issuance by any Consolidated Party to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants (if the Net Cash Proceeds related to all such issuances exceed $500,000 during any fiscal quarter) or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any Asset Disposition or any Debt Issuance.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

         "Excess Cash Flow" shall mean, with respect to any fiscal year period of the Borrower and its Subsidiaries on a consolidated basis, an amount equal to
(a) Consolidated EBITDA minus (b) Consolidated Capital Expenditures minus (c) Consolidated Interest Expense minus (d) Consolidated Cash Taxes minus (e) Consolidated Scheduled Debt Payments minus (f) cash used in connection with a Permitted Acquisition plus (or minus) any decrease (or increase) in Net Working Capital as compared to the prior fiscal year.

         "Extension of Credit" shall mean, as to any Lender, the making, continuation or conversion of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

         "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

         "Fee Letter" shall mean the letter agreement dated February 26, 2002, addressed to the Borrower from First Union Securities, Inc. and the Administrative Agent, as amended, modified or otherwise supplemented.

         "First Union" shall mean First Union National Bank, a national banking association.

         "Fixed Charge Coverage Ratio" shall mean the ratio of (i) the sum of Consolidated EBITDA plus Consolidated Rental Expense minus Consolidated Capital Expenditures to (ii) Consolidated Fixed Charges.

         "Foreign Pledge Agreements" shall mean the pledge agreements and mortgage agreements dated as of the Closing Date given by certain of the Credit Parties and/or their Foreign Subsidiaries to the Administrative Agent or the Security Trustee in order to pledge or mortgage Capital Stock of certain Foreign Subsidiaries, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "Funded Debt" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within 90 days of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the principal portion of all obligations of such Person under Capital Leases, (f) the maximum outstanding amount of all letters of credit and bankers' acceptances issued or created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (h) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off-balance sheet financing product,
(i) unconditional payment obligations of such Person under non-compete agreements, (j) all Indebtedness of others of the type described in clauses (a) through (i) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(k) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses (a) through (i) hereof, and (l) all Indebtedness of the type described in clauses (a) through (i) hereof of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer (and if a joint venturer, such Person is generally liable for the payment thereof); provided, however, that Funded Debt shall not include Indebtedness among the Credit Parties.

         "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in
Section 5.9, to the provisions of Section 1.3.

         "Glenoit" shall mean Right Management Consultants Iberia S.L., a Spanish entity.

         "Government Acts" shall have the meaning set forth in Section 2.19.

         "Governmental Approvals" shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" shall have the meaning set forth in the first paragraph of this Agreement.

         "Guaranty" shall mean the guaranty of the Guarantors set forth in
Article X.

         "Guaranty Obligation" shall mean, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

         "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within 90 days of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (j) the maximum outstanding amount of all letters of credit and bankers' acceptances issued or created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off-balance sheet financing product and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer (and if a joint venturer, such Person is generally liable for the payment thereof).

         "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

         "Insolvent" shall mean being in a condition of Insolvency.

         "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December and the applicable Maturity Date, (b) as to any Swingline Loan the last day of each March, June, September and December, any date on which such Swingline Loan is repaid and/or reborrowed as a Revolving Loan, and the applicable maturity date agreed to by the Borrower and the Swingline Lender pursuant to Section 2.3, (c) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (d) as to any LIBOR Rate Loan having an Interest Period longer than three months, (i) each three (3) month anniversary following the first day of such Interest Period and (ii) the last day of such Interest Period.

         "Interest Period" shall mean with respect to any LIBOR Rate Loan,

                  (i) initially, the period commencing on the date such Loan is made or the conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

                  (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

                  provided that the foregoing provisions are subject to the following:

                           (A) if any Interest Period pertaining to a LIBOR Rate
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (B) any Interest Period pertaining to a LIBOR Rate
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

                           (C) if the Borrower shall fail to give notice as
                  provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

                           (D) any Interest Period in respect of any Loan that
                  would otherwise extend beyond the applicable Maturity Date shall end on such Maturity Date and, further with regard to any Term Loan, no Interest Period shall extend beyond any principal amortization payment date relating to such Term Loan unless the portion of such Term Loan consisting of Alternate Base Rate Loans together with the portion of such Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring on or prior to such principal amortization payment date, is at least equal to the amount of such principal amortization payment due on such date; and

                           (E) no more than six (6) LIBOR Rate Loans may be in
                  effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

         "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

         "Issuing Lender" shall mean First Union.

         "Issuing Lender Fees" shall have the meaning set forth in Section
2.5(c).

         "Joinder Agreement" shall mean a Joinder Agreement in substantially the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

         "Lender" shall have the meaning set forth in the first paragraph of this Agreement.

         "Letter of Credit" shall mean any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such Letter of Credit may be amended, modified, extended, renewed or replaced from time to time.

         "Letter of Credit Fee" shall have the meaning set forth in Section 2.5(b).

         "Leverage Ratio" shall mean the ratio of (i) Consolidated Funded Debt to (ii) Consolidated EBITDA.

         "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, deposits in Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. (London time), two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

         "LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

         "LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                  LIBOR Rate =               LIBOR
                                   ----------------------------
                                    1.00 - Eurodollar Reserve Percentage

         "LIBOR Rate Loan" shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

         "Loan" shall mean a Revolving Loan, a Swingline Loan and/or a Term Loan, as appropriate.

         "LOC Commitment" shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender which has a Revolving Commitment, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified on
Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

         "LOC Commitment Percentage" shall mean, for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

         "LOC Committed Amount" shall mean, collectively, with respect to all standby and trade Letters of Credit other than the Seller Note Letters of Credit, $3,000,000 and, with respect to the Seller Note Letters of Credit, $6,500,000, and, individually, the amount of each Lender's LOC Commitment as specified on Schedule 2.1(a).

         "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

         "LOC Obligations" shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

         "Mandatory Borrowing" shall have the meaning set forth in Section
2.4(e).

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, assets, condition (financial or otherwise) or prospects of the Consolidated Parties (including, without limitation, the Acquired Companies), taken as a whole, (b) the ability of the Consolidated Parties, taken as a whole, to perform their respective obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent, the Security Trustee or the Lenders hereunder or thereunder.

         "Material Contract" shall mean any contract or other arrangement to which the Borrower or any Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, and shall include in any event the Acquisition Agreement. The term "Material Contract" shall not be deemed to include any contract or other arrangement to which the Borrower or any Subsidiary is a party entered into in the ordinary course of such Person's business for the providing of career transition or human resource consulting services.

         "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Maturity Date" shall mean (i) with respect to the Term Loans, the last scheduled quarterly payment date for the Term Loans set forth in Section 2.2(b),
(ii) with respect to the Revolving Loans, the Revolving Commitment Termination

Date and (iii) with respect to Swingline Loans, the date agreed to by the Borrower and the Swingline Lender pursuant to Section 2.3, but not later than the Revolving Commitment Termination Date.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Murray Axmith" shall mean Murray Axmith & Associates Ltd., an Ontario corporation.

         "Net Cash Proceeds" shall mean the aggregate cash proceeds received by any Consolidated Party in respect of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs (including, without limitation, reasonable legal, accounting and investment banking fees, and sales commissions), (b) amounts applied to repay Indebtedness that would be required in connection with any Asset Disposition contemplated as part of the purchase price or otherwise related to such disposed assets, (c) amounts held in escrow to be applied as part of the purchase price of any Asset Disposition and (d) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by any Consolidated Party in any Asset Disposition, Equity Issuance or Debt Issuance and any cash released from escrow as part of the purchase price in connection with any Asset Disposition.

         "Net Working Capital" shall mean, at any date, (i) the consolidated current assets (excluding cash and cash equivalents) of the Borrower and its Subsidiaries minus (ii) the consolidated current liabilities (excluding Indebtedness) of the Borrower and its Subsidiaries, all determined as of such date.

         "Note" or "Notes" shall mean the Revolving Notes, the Swingline Note and/or the Term Notes, collectively, separately or individually, as appropriate.

         "Notice of Borrowing" shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i).

         "Notice of Conversion" shall mean the written notice of extension or conversion as referenced and defined in Section 2.10.

         "Obligations" shall mean, collectively, Loans and LOC Obligations.

         "Participant" shall have the meaning set forth in Section 9.6(b).

         "Participation Interest" shall mean a participation interest purchased by a Lender in Swingline Loans as provided in Section 2.3 or in Letters of Credit as provided in Section 2.4.

         "Patents" shall mean (i) all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof, including, without limitation, any thereof referred to on Schedule 3.16 to this Agreement, and (ii) all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof, including, without limitation, any thereof referred to on Schedule 3.16 to this Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Permitted Acquisition" shall mean an acquisition of (a) Capital Stock (or other equity interests) constituting at least 51% of the aggregate outstanding Capital Stock (or other equity interests) of the target entity or
(b) assets of a business, in each case, engaged in or consisting of the type of assets, of a business permitted to be engaged in by the Borrower and its Subsidiaries pursuant to Section 6.4 hereof so long as (i) no Default or Event of Default shall then exist or would exist after giving effect thereto, (ii) the Borrower shall demonstrate to the reasonable satisfaction of the Administrative

Agent that the Borrower would be in compliance with Sections 5.9(a), (b), (c) and (d) hereof upon consummation thereof as if such Permitted Acquisition were consummated as of the first day of the four (4) consecutive quarterly period most recently ending prior to (but not less than 45 days prior to) the actual consummation of such Permitted Acquisition and (iii) the amount of consideration (including the fair market value of any non-cash consideration but excluding Capital Stock of the Borrower) paid in connection with such Permitted Acquisitions shall not exceed $7,500,000 in respect of any single transaction and $15,000,000 in the aggregate in any fiscal year; provided, however, that if the Leverage Ratio shall be less than 1.50 to 1.0 for two consecutive quarters, the dollar limits hereinabove shall be increased to $15,000,000 in respect of any single transaction and $30,000,000 in the aggregate in any fiscal year; provided, further, that if the Borrower can demonstrate to the reasonable satisfaction of the Administrative Agent that the Leverage Ratio will be less than 1.25 to 1.0 on a pro forma basis after giving effect to such acquisition, then the foregoing limitations on the amount of consideration paid in connection with such Permitted Acquisitions shall not apply. If the Leverage Ratio increases to 1.50 to 1.0 or greater in any quarter after having been less than
1.50 to l.0 for two consecutive quarters, the lower amounts set forth above in the first proviso shall be reinstated, it being understood that any consideration paid in excess of such lower amounts which was paid in compliance with the terms hereof shall not be considered a violation of Section 6.6. Notwithstanding the foregoing, up to $5,000,000 in the aggregate may be paid by the Borrower to acquire the "agent offices" of Murray Axmith, which amount shall not constitute usage of the baskets provided above.

         "Permitted Investments" shall mean:

                  (i)      cash and Cash Equivalents;

                  (ii)     Investments existing on the Closing Date;

                  (iii) receivables owing to the Borrower or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (iv) Investments made by and loans from the Borrower or any of its Subsidiaries in or to the Borrower or any of its Domestic Subsidiaries;

                  (v) loans and advances to officers, directors and employees in an aggregate amount not to exceed $500,000 at any time outstanding;

                  (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (vii) Investments, acquisitions or transactions permitted under Section 6.5(b), including Permitted Acquisitions;

                  (viii) Investments consisting of Hedging Agreements permitted to be entered into pursuant to Section 5.13 hereof;

                  (ix) acquisitions of outstanding minority equity interests in Way Station, Coaching, Saad Fellipelli or Glenoit in exchange for Capital Stock of the Borrower or for cash in an aggregate amount not to exceed $5,000,000; and

                  (x) additional loans and advances and other Investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans and advances and other Investments made pursuant to this clause shall not exceed an aggregate amount of $2,000,000.

         "Permitted Liens" shall mean:

                  (i) Liens created by or otherwise existing under or in connection with this Agreement or the other Credit Documents in favor of the Administrative Agent and/or the Security Trustee and the Lenders;

                  (ii) Liens securing purchase money indebtedness (and refinancings thereof) to the extent permitted under Section 6.1(b);

                  (iii) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or the applicable Subsidiary, as the case may be, in conformity with GAAP (or, in the case of a Subsidiary with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in its jurisdiction of incorporation);

                  (iv) statutory liens such as carriers', warehousemen's, mechanics', materialmen's, landlords', repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (v) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (vi) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (vii) Liens existing on the Closing Date, as set forth on
         Schedule 6.2;

                  (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

                  (ix) zoning ordinances, easements, covenants and other customary restrictions on the use of real property and other title exceptions that do not interfere in any material respect with the ordinary course of business;

                  (x) leases or subleases granted to others not materially interfering with the ordinary conduct of the business of the Borrower or its Subsidiaries;

                  (xi) Liens in respect of deposits, bonds and guarantees securing obligations to pay customs and excise duties and taxes and other similar payments; and

                  (xii) Liens in respect of appeal bonds, judgments or awards as to which no Default or Event of Default exists.

         "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan" shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

         "Pledge Agreement" shall mean the Pledge Agreement dated as of the Closing Date given by the Borrower and the Subsidiary Guarantors to the Administrative Agent, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

         "Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

         "Pro Forma Balance Sheet" shall have the meaning set forth in Section 4.1(u).

         "Properties" shall have the meaning set forth in Section 3.10(a).

         "Purchasing Lenders" shall have the meaning set forth in Section
9.6(c).

         "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

         "Register" shall have the meaning set forth in Section 9.6(d).

         "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

         "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. ss.4043.

         "Required Lenders" shall mean Lenders holding in the aggregate greater than 50% of the sum of (i) all Revolving Loans and LOC Obligations then outstanding at such time plus the aggregate unused Revolving Commitments at such time (treating for purposes hereof in the case of Swingline Loans and LOC Obligations, in the case of the Swingline Lender and the Issuing Lender, respectively, only the portion of the Swingline Loans and LOC Obligations of the Swingline Lender and the Issuing Lender which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Swingline Lender and the Issuing Lender, the Participation Interests of such Lenders in Swingline Loans and LOC Obligations hereunder as direct Obligations) and (ii) all Term Loans then outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

         "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean, as to (a) the Borrower, the Chief Executive Officer or the Chief Financial Officer or (b) any other Consolidated Party, any duly authorized officer thereof.

         "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding,
(c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding and (d) the payment by the Borrower or any of its Subsidiaries of any management fees or of any salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner or shareholder of any such Person (and for such purposes a significant shareholder shall be a shareholder which owns in excess of 1% of the Capital Stock of such Person).

         "Revolving Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Revolving Committed Amount as specified on Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

         "Revolving Commitment Percentage" shall mean, for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

         "Revolving Commitment Termination Date" shall mean March 22, 2007.

         "Revolving Committed Amount" shall mean, collectively, the aggregate amount of all Revolving Commitments as referenced in Section 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof, and, individually, the amount of each Lender's Revolving Commitment as specified on Schedule 2.1(a).

         "Revolving Loans" shall have the meaning set forth in Section 2.1.

         "Revolving Note" or "Revolving Notes" shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

         "Right Associates" shall mean Right Associates Limited, a company registered in England and Wales under number 02017288 whose registered office is at Savannah House, 11-12 Charles II Street, London SW1 4QU.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.

         "Saad Fellipelli" shall mean Saad Fellipelli, a Brazilian entity.

         "Security Agreement" shall mean the Security Agreement dated as of the Closing Date given by the Borrower and the Subsidiary Guarantors to the Administrative Agent, as amended, modified or supplemented from time to time in accordance with its terms.

         "Security Documents" shall mean the Security Agreement, the Pledge Agreement, the Foreign Pledge Agreements, any mortgage and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent's and/or the Security Trustee's security interests and liens arising thereunder, including, without limitation, UCC financing statements and patent and trademark filings.

         "Security Trustee" shall have the meaning set forth in the first paragraph of this Agreement and any successors in such capacity.

         "Seller Note Letters of Credit" shall mean the Letters of Credit issued on the Closing Date in support of the seller notes given in connection with the Acquisition.

         "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan.

         "Specified Sales" shall mean (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and
(b) the sale, transfer or other disposition of Permitted Investments described in clause (i) of the definition thereof.

         "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Subsidiary Guarantor" shall have the meaning set forth in the first paragraph of this Agreement.

         "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

         "Swingline Committed Amount" shall have the meaning set forth in
Section 2.3.

         "Swingline Conversion Event" shall mean (i) an event, change, circumstance or other occurrence having or which could reasonably be expected to have a Material Adverse Effect; or (ii) a Default or Event of Default.

         "Swingline Lender" shall mean First Union or any successor to First Union.

         "Swingline Loan" shall have the meaning assigned to such term in
Section 2.3.

         "Swingline Note" shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loan provided pursuant to
Section 2.3, as such promissory note may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

         "Taxes" shall have the meaning set forth in Section 2.18.

         "Term Loans" shall have the meaning set forth in Section 2.2(a).

         "Trademarks" shall mean all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, logos and other source or business identifiers, together with the goodwill of the business symbolized by said marks, names, logos and identifiers now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, and including, without limitation, any thereof referred to on Schedule 3.16 to this Agreement, and (ii) all renewals thereof including, without limitation, any thereof referred to on Schedule 3.16.

         "Tranche" shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "Eurodollar Tranche".

         "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make its portion of the Term Loans in a principal amount equal to such Lender's Term Loan Commitment Percentage of the Term Loan Committed Amount (and for purposes of making determinations of Required Lenders hereunder after the Closing Date, the principal amount outstanding on the Term Loans).

         "Term Loan Commitment Percentage" shall mean, for any Lender, the percentage identified as its Term Loan Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6.

         "Term Loan Committed Amount" shall have the meaning set forth in
Section 2.2(a).

         "Term Note" or "Term Notes" shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the portion of the Term Loans provided pursuant to Section 2.2(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

         "Transfer Effective Date" shall have the meaning set forth in each Commitment Transfer Supplement.

         "Trust Property" shall mean all or any of the assets, rights, powers, authorities and discretions at any time subject to or expressed to be subject to the security from time to time constituted by or arising pursuant to the Security Documents or vested in the Security Trustee or given under or pursuant to the Security Documents including all income and other sums at any time received or receivable by the Security Trustee in respect thereof.

         "Type" shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

         "UCC" shall mean the Uniform Commercial Code in effect in the State of North Carolina from time to time.

         "Way Station" shall mean Right Waystation, Inc., a Japanese entity.

         Section 1.2       Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


         Section 1.3       Accounting Terms.

         Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that it wishes to amend any covenant in Section 5.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 5.9 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

         For purposes of computing the financial covenants set forth in Section
5.9 for any applicable test period provided for in such financial covenants, any acquisition or sale of assets (including a stock sale) shall have been deemed to have taken place as of the first day of such applicable test period.

                                   ARTICLE II

                           THE LOANS; AMOUNT AND TERMS

         Section 2.1       Revolving Loans.

                  (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender which has a Revolving Commitment severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's LOC Commitment Percentage of LOC Obligations plus the sum of such Lender's share of outstanding Swingline Loans shall not exceed such Lender's Revolving Commitment Percentage of the aggregate Revolving Committed Amount then in effect, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus LOC Obligations plus the outstanding Swingline Loans shall not exceed the lesser of (A) the Borrowing Base and (B) the aggregate Revolving Committed Amount then in effect. For purposes hereof, the aggregate amount available hereunder shall be no more than ninety Million DOLLARS ($90,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.6, the "Revolving Committed Amount"). Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office. Notwithstanding any provision herein to the contrary, the initial borrowings under this Agreement, if any, made on the Closing Date shall be made as Alternate Base Rate Loans and LIBOR Rate Loans may be made only on the third Business Day following the Closing Date and at any time thereafter in accordance with the provisions of this Agreement.

                  (b)      Revolving Loan Borrowings.

                           (i) Notice of Borrowing. The Borrower shall request a
                  Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business
                  Day), (C) the aggregate principal amount to be borrowed, and
                  (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing of the contents thereof and each such Lender's share thereof.

                           (ii) Minimum Amounts. Each Revolving Loan which is
                  made as an Alternate Base Rate Loan shall be in a minimum aggregate amount of $2,000,000 and integral multiples of $500,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less). Each Revolving Loan which is made as a LIBOR Rate Loan shall be in a minimum aggregate amount of $2,000,000 and integral multiples of $500,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                           (iii) Advances. Each Lender will make its Revolving
                  Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified on Schedule 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Revolving Commitment Termination Date.

                  (d) Interest on Revolving Loans. Subject to the provisions of
         Section 2.9, Revolving Loans shall bear interest as follows:

                           (i) Alternate Base Rate Loans. During such periods as
                  Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

                           (ii) LIBOR Rate Loans. During such periods as
                  Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

                  Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

                  (e) Revolving Notes. Each Lender's Revolving Commitment Percentage of the Revolving Loans shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.1(e).

         Section 2.2       Term Loans.

                  (a) Term Loans. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender which has a Term Loan Commitment severally agrees to make available to the Borrower on the Closing Date such Lender's Term Loan Commitment Percentage of a term loan in Dollars (the "Term Loans") in the aggregate principal amount of NINETY MILLION DOLLARS ($90,000,000) (the "Term Loan Committed Amount") for the purposes hereinafter set forth. The Term Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request. Notwithstanding any provision herein to the contrary, the initial Term Loan made on the Closing Date shall be made as an Alternate Base Rate Loan and such Loan may be converted to one or more LIBOR Rate Loans not earlier than the third Business Day following the Closing Date and at any time thereafter in accordance with the provisions of this Agreement. Amounts repaid on the Term Loans may not be reborrowed. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

                  (b) Repayment of Term Loan. The principal amount of the Term Loans shall be repaid in twenty (20) consecutive calendar quarterly installments, unless accelerated sooner pursuant to Section 7.2, commencing on June 30, 2002 and ending on March 22, 2007. Each installment shall be made in an amount equal to $4,500,000 (as such amount may be reduced from time to time after giving effect to any prepayments made under Section 2.7).

                  (c) Interest on the Term Loans. Subject to the provisions of
         Section 2.9, the Term Loans shall bear interest as follows:

                           (i) Alternate Base Rate Loans. During such periods as
                  the Term Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

                           (ii) LIBOR Rate Loans. During such periods as the
                  Term Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

                           Interest on the Term Loans shall be payable in
arrears on each Interest Payment Date.

                  (d) Term Notes. Each Lender's Term Loan Commitment Percentage of the Term Loans outstanding as of the Closing Date shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.2(d).

         Section 2.3       Swingline Loan Subfacility.

                  (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties herein set forth, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Maturity Date for the purposes hereinafter set forth; provided, however, (i) the aggregate principal of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the "Swingline Committed Amount"), and (ii) the aggregate principal amount of outstanding Revolving Loans plus the aggregate of principal of outstanding Swingline Loans plus LOC Obligations shall not exceed the lesser of (A) the Borrowing Base and (B) the aggregate Revolving Committed Amount then in effect. Swingline Loans may be repaid and reborrowed in accordance with the provisions hereof.

                  (b)      Swingline Loan Advances.

                        (i) Notices; Disbursement. Whenever the Borrower desires
                  a Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) in the form of a Notice of Borrowing to the Swingline Lender not later than 1:00 P.M. (Charlotte, North Carolina time) in the case of a Swingline Loan to be made in Dollars on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day), and
                  (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of the relevant Notice of Borrowing from the Borrower, but in no event shall the maturity of any Swingline Loan extend beyond the Maturity Date. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 2:00 P.M. (Charlotte, North Carolina time or London, England time, as applicable) on the Business Day of the requested borrowing.

                        (ii) Minimum Amounts. Each Swingline Loan advance shall
                  be in a minimum amount of principal of $100,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                        (iii) Repayment of Swingline Loans. The principal amount
                  of each Swingline Loan shall be due and payable on the Maturity Date for such Swingline Loan. The Swingline Lender may, at any time, upon the occurrence of a Swingline Conversion Event, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing in the amount determined as of such date of demand, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised solely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date and one Business Day prior to the date of the occurrence of any Event of Default described in Section 7.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 7.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Article IV are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the U.S. Bankruptcy Code with respect to the Borrower), each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in all of the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and
                  (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, interest on the principal amount of such participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of such borrowing, the Federal Funds Rate and thereafter at the Alternate Base Rate.

                  (c) Interest on Swingline Loans. Subject to the provisions of
         Section 2.9, each Swingline Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage. Interest on Swingline Loans shall be payable in arrears on the applicable Interest Payment Date (or at such other times as may be specified herein).

                  (d) Prepayment. The Administrative Agent shall have the right at any time to determine the amount of Swingline Loans outstanding and require the prepayment of principal of Swingline Loans outstanding to the extent, if any, that the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations exceeds the lesser of (A) the Borrowing Base and (B) the aggregate Revolving Committed Amount.

                  (e) Payments. Each payment on account of the Swingline Loans shall be made on the Maturity Date applicable thereto to the Swingline Lender at the Swingline Lender's office for Dollar borrowings as specified in Section 9.2 hereof in Dollars in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Such payments shall be made no later than 1:00 p.m. (Charlotte, North Carolina time) on the relevant date. Any payment received after 1:00 p.m. (Charlotte, North Carolina time) shall be deemed to have been made on the next succeeding Business Day. If any payment of a Swingline Loan shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

                  (f) Swingline Note. The Swingline Lender's Swingline Commitment shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in substantially the form of Schedule 2.3(f).

         Section 2.4       Letter of Credit Subfacility.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Lenders having a Revolving Commitment shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed the LOC Committed Amount, (ii) the sum of the aggregate amount of Revolving Loans outstanding plus LOC Obligations plus the aggregate amount of Swingline Loans outstanding shall not at any time exceed the lesser of (A) the Borrowing Base and
         (B) the aggregate Revolving Committed Amount then in effect, (iii) all Letters of Credit shall be denominated in U.S. Dollars and (iv) Letters of Credit shall be issued for any lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon in writing by all the Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the fifth day before the Revolving Commitment Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder other than the Seller Note Letters of Credit shall be in a minimum original face amount of $250,000. There will be no more than five (5) Letters of Credit outstanding at any time, excluding the Seller Note Letters of Credit.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit issued after the Closing Date shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders which have a Revolving Commitment a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

                  (c) Participations. Each Lender upon issuance of a Letter of Credit shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing

         Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Swingline Loan or a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the ABR Default Rate. Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Swingline Loan, or if and to the extent Swingline Loans are not available, a Revolving Loan in the amount of the drawing as provided in subsection
         (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Security Trustee, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Lender's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two
         (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, (i) a Swingline Loan borrowing to reimburse a drawing under a Letter of Credit, the Swingline Lender shall make the Swingline Loan Advance pursuant to the terms of the request or deemed request in accordance with the provisions for Swingline Loan advances hereunder, or (ii) a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders which have a Revolving Commitment that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the failure of any such request or deemed request for a Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing or
         (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon; provided, however, that in the event any such Mandatory Borrowing should be less than the minimum amount for borrowings of Revolving Loans otherwise provided in Section 2.1(b)(ii), the Borrower shall pay to the Administrative Agent for its own account an administrative fee of $500. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding unreimbursed drawings under Letters of Credit; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

                  (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         Section 2.5       Fees.

                  (a) Commitment Fee. In consideration of the Revolving Commitment, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders holding a Revolving Commitment a commitment fee (the "Commitment Fee") in an amount equal to the Applicable Percentage per annum of the average daily unused amount of the aggregate Revolving Committed Amount then in effect. The Commitment Fee shall be payable quarterly in arrears not later than three (3) days following the last day of each calendar quarter for the prior calendar quarter.

                  (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing Lender a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum of the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee (the "Facing Fee") of one-eighth of one percent (1/8%) per annum of the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Lenders (including the Issuing Lender) the Letter of Credit Fee. The Letter of Credit Fee and the Facing Fee shall be payable quarterly in arrears not later than three
         (3) days following the last day of each calendar quarter for the prior calendar quarter.

                  (c) Issuing Lender Fees. In addition to the Letter of Credit Fee and the Facing Fee payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, the Letters of Credit (collectively, the "Issuing Lender Fees").

                  (d) Agent's Fees. The Borrower agrees to pay to the Administrative Agent the annual administrative fee and the other fees as described in the Fee Letter at the times, in the amounts and in the manner set forth therein.

         Section 2.6       Commitment Reductions.

                  (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five Business Days' prior notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $5,000,000 or a whole multiple of $5,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent, provided, that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the then outstanding aggregate principal amount of the Revolving Loans plus the then outstanding amount of principal of Swingline Loans plus LOC Obligations would exceed the lesser of (A) the Borrowing Base and (B) the aggregate Revolving Committed Amount then in effect.

                  (b) Mandatory Reductions. On any date that the Revolving Loans are required to be prepaid pursuant to the terms of Section 2.7(b)(ii),
         (iii), and (v), the Revolving Committed Amount shall be automatically permanently reduced by the amount of such required prepayment and/or reduction.

                  (c) Revolving Commitment Termination Date. The Revolving Commitment, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Revolving Commitment Termination Date.

         Section 2.7       Prepayments.

                  (a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of Revolving Loans and Term Loans shall be in a minimum principal amount of $2,000,000 and integral multiples of $500,000 in excess thereof and each partial prepayment of Swingline Loans shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof. The Borrower shall give three Business Days' irrevocable notice in the case of LIBOR Rate Loans and one Business Day's irrevocable notice in the case of Alternate Base Rate Loans and Swingline Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). Subject to the foregoing terms, amounts prepaid under this Section 2.7(a) shall be applied as the Borrower may elect (subject to pro rata treatment of Lenders receiving any such prepayment); provided, however, that, with respect to Term Loans, any proceeds from a single prepayment shall be applied to reduce the Term Loans pro rata with respect to each remaining installment of principal. All prepayments under this Section 2.7(a) shall be subject to Section 2.17, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be due and payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Revolving Loans and Swingline Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Term Loans may not be reborrowed.

                  (b)      Mandatory Prepayments.

                           (i) Revolving Committed Amount. If at any time after
                  the Closing Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate amount of principal of outstanding Swingline Loans plus LOC Obligations shall exceed the lesser of (A) the Borrowing Base and (B) the aggregate Revolving Committed Amount then in effect, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

                           (ii) Asset Dispositions. To the extent of cash
                  proceeds received in connection with an Asset Disposition which are not applied in accordance with Section 6.5(a)(ii), immediately following the 180th day occurring after the receipt by a Consolidated Party of such cash proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds derived from such Asset Disposition (such prepayment to be applied as set forth in clause (vi) below).

                           (iii) Debt Issuances. Immediately upon receipt by any
                  Credit Party of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (vi) below).

                           (iv) Issuances of Equity. Immediately upon receipt by
                  a Credit Party of proceeds from any Equity Issuance (other than an Equity Issuance related to the exercise of options or warrants, with respect to which the Borrower will have thirty days from the end of the fiscal quarter in which such Equity Issuance occurs), the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (vi) below); provided, however, that (A) such Net Cash Proceeds shall not be required to be used to prepay the Loans to the extent that they arose from equity issued to finance a Permitted Acquisition, and (B) immediately upon receipt by a Credit Party of proceeds from any Equity Issuance after the Term Loans have been repaid in full, the Borrower shall prepay the Loans in an aggregate amount equal to 50% of the Net Cash Proceeds derived from the Equity Issuance by Way Station in connection with an initial public offering of the Capital Stock of Way Station.

                           (v) Recovery Event. To the extent of cash proceeds
                  received in connection with a Recovery Event which are not applied in accordance with Section 6.5(a)(ii), immediately following the 180th day occurring after the receipt by a Consolidated Party of such cash proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such cash proceeds (such prepayment to be applied as set forth in clause (vi) below).

                           (vi) Application of Mandatory Prepayments. All
                  amounts required to be paid pursuant to this Section 2.7(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 2.7(b)(i), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations and (B) with respect to all amounts prepaid pursuant to Sections 2.7(b)(ii) through (v) inclusive, (1) first, to the Term Loans (to the remaining amortization payments in inverse order of maturity) until paid in full and (2) second, to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.7(b) shall be subject to Section 2.17 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

                           (vii) Excess Cash Flow. Within 95 days after the end
                  of each fiscal year (commencing with the fiscal year ending December 31, 2002), the Borrower shall prepay the loans in an amount equal to 75% of Excess Cash Flow for such prior fiscal year (such prepayment to be applied as set forth in clause
                  (vi) above); provided, however, if the Leverage Ratio at the end of such fiscal year is less than 1.5 to 1.0, then such percentage shall be reduced to 50%; provided, further, no such mandatory repayment of Excess Cash Flow shall be required at such time as the Term Loans have been prepaid in full.

         Interest on the principal amount prepaid shall be due and payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Revolving Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Term Loans may not be reborrowed.

         Section 2.8       Minimum Principal Amount of Tranches.

         All borrowings, payments and prepayments in respect of Revolving Loans and Term Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Revolving Loans and Term Loans comprising any Tranche shall not be less than $2,000,000 or a whole multiple of $500,000 in excess thereof.

         Section 2.9       Default Rate and Payment Dates.

                  (a) If all or a portion of the principal amount of any Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of Section 2.10 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

                  (b) During the continuance of an Event of Default, the Required Lenders may, at their option, by notice to the Borrower and the Administrative Agent (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.1 requiring unanimous consent of the Lenders to changes in interest rates), declare that interest shall accrue on all Loans at a rate per annum which is equal to the Alternate Base Rate plus the Applicable Percentage for the respective type of Loan determined based on Level I plus two percent (2%) (the "ABR Default Rate"). Interest shall accrue at the ABR Default Rate from the date of the Event of Default until all amounts due and payable have been paid in full. Notwithstanding anything to the contrary contained in this Section 2.9(b), during the continuance of an Event of Default under Section 7.1(a) or Section 7.1(e), the ABR Default Rate shall apply to all Loans without any election or action on the part of the Administrative Agent, the Required Lenders or any Lender.

                  (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this Section 2.9 shall be payable from time to time on demand.

         Section 2.10      Conversion Options.

                  (a) The Borrower may, in the case of Revolving Loans and the Term Loans, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election. In addition, the Borrower may elect from time to time to convert LIBOR Rate Loans to Alternate Base Rate Loans, by giving the Administrative Agent irrevocable written notice by 11:00 A.M. (Charlotte, North Carolina time) on the proposed date of conversion. A form of Notice of Conversion is attached as Schedule 2.10. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. LIBOR Rate Loans may only be converted to Alternate Base Rate Loans on the last day of the applicable Interest Period. If the date upon which a LIBOR Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan.

                  (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.10(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

         Section 2.11      Computation of Interest and Fees.

                  (a) All fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed (except that for any such amount which bears interest at the Alternate Base Rate when the Prime Rate is in effect, such amounts shall be calculated on the basis of a 365 day or 366 day year, as the case may be, for the actual days elapsed). The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each change.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

         Section 2.12      Pro Rata Treatment and Payments.

         Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Lenders. Each payment under this Agreement or any Revolving Note or Term Note shall be applied pro rata, first, to any fees then due and owing by the Borrower pursuant to Section 2.5, second, to interest then due and owing in respect of such Notes of the Borrower and, third, to principal then due and owing hereunder and under such Notes of the Borrower. Each payment on account of any fees pursuant to Section 2.5 shall be made pro rata in accordance with the respective amounts due and owing (except as to the portion of the Letter of Credit retained by the Issuing Lender and the Issuing Lender
Fees). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans and on the Term Loans shall be made pro rata according to the respective amounts due and owing in accordance with Section 2.1, and 2.2 hereof. Each optional prepayment on account of principal of the Loans shall be applied in accordance with Section 2.7(a); provided, that prepayments made pursuant to Section 2.15 shall be applied in accordance with such section. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.7(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.18) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified on
Schedule 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. (Charlotte, North Carolina time) on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         Section 2.13      Non-Receipt of Funds by the Administrative Agent.

                  (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from such Lender at the Federal Funds Effective Rate. The failure of any Lender to make any Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make any Loan, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender.

                  (b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

                  (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this
         Section 2.13 shall be conclusive in the absence of manifest error.

         Section 2.14      Inability to Determine Interest Rate.

         Notwithstanding any other provision of this Agreement, if for any Interest Period in respect of a LIBOR Rate Loan (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Rate Loan during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

         Section 2.15      Illegality.

         Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Agreement or to obtain in the London interbank market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Lender shall notify the Administrative Agent that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable (including a calculation thereof in reasonable detail) pursuant to this Section shall be submitted by such Lender, through the Administrative Agent, to the Borrower and such certificate shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

         Section 2.16      Requirements of Law.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject such Lender to any tax of any kind
                  whatsoever with respect to any Letter of Credit, any participation therein or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any
                  reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                           (iii) shall impose on such Lender any other
                  condition;

         and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or the participations therein or to reduce any amount receivable hereunder or under any Note by an amount with such Lender deems to be material, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section, including a calculation thereof in reasonable detail, shall be submitted by such Lender, through the Administrative Agent, to the Borrower and such certificate shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

                  (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.16(b) for any amounts incurred more than six (6) months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such six (6)-month period shall be extended to include the period of such retroactive effect.

                  (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 2.16 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         Section 2.17      Indemnity.

         The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) the failure by the Borrower to pay the principal amount of or interest on any LIBOR Rate Loan made by such Lender in accordance with the terms hereof, (b) the failure of the Borrower to accept a LIBOR Rate borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) the failure of the Borrower to make any prepayment of a LIBOR Rate Loan after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a LIBOR Rate Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section shall be submitted by any Lender claiming compensation hereunder, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

         Section 2.18      Taxes.

                  (a) Any and all payments by any Consolidated Party to or for the account of any Lender, the Agent or the Security Trustee hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Agent or the Security Trustee, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its applicable lending office) or the Agent or the Security Trustee (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Consolidated Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender, the Agent or the Security Trustee, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender or the Agent or the Security Trustee (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Consolidated Party shall make such deductions, (iii) such Consolidated Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Consolidated Party shall furnish to the Agent or the Security Trustee (as the case may be), at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Lender, the Agent and the Security Trustee for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.18) paid by such Lender, the Agent or the Security Trustee (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender that is not a United States person under
         Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

                  (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 2.18(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 2.18(a) or 2.18(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If any Consolidated Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.18, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 2.18 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         Section 2.19      Indemnification; Nature of Issuing Lender's Duties.

                  (a) In addition to its other obligations under Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of

         Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms;
         (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                  (d) Nothing in this Section 2.19 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.4(d) hereof. The obligations of the Borrower under this Section 2.19 shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

                  (e) Notwithstanding anything to the contrary contained in this
         Section 2.19, the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender), as determined by a court of competent jurisdiction or pursuant to arbitration.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, each of the Credit Parties hereby represents and warrants to the Administrative Agent, to the Security Trustee and to each Lender that:

         Section 3.1       Financial Condition.

         The balance sheets and the related statements of income and of cash flows of the Borrower and its Subsidiaries for the fiscal years ending December 31, 2000 and December 31, 2001 audited by Arthur Andersen LLP and the balance sheets and related statements of income and of cash flows of the Acquired Companies for the fiscal year ended December 31, 2001 audited by Deloitte & Touche present fairly in all material respects the financial condition of the Borrower and its Subsidiaries and the Acquired Companies, respectively, as of such dates. Additionally, the pro forma financial statements and the five-year projections of the Borrower have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made. All such financial statements of the Borrower and its Subsidiaries, including the related schedules and notes thereto, have been prepared in accordance with GAAP (it being acknowledged that as of the Closing Date the footnotes to the December 31, 2001 financial statements of the Borrower and its Subsidiaries were delivered in draft form only) applied consistently throughout the periods involved (except as disclosed therein) and all such financial statements of the Acquired Companies have been prepared in accordance with UK GAAP applied consistently throughout the periods involved (except as disclosed therein).

         Section 3.2 No Change.

         Since December 31, 2001 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         Section 3.3 Corporate Existence.

         Each of the Credit Parties and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, and (c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 3.4 Corporate Power; Authorization; Enforceable Obligations.

         Each of the Credit Parties and its Subsidiaries has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by any of the Consolidated Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against any of the Consolidated Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of the applicable Consolidated Party. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each such Consolidated Party, enforceable against such Consolidated Party, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         Section 3.5 Compliance with Laws; No Conflict; No Default.

         (a) The execution, delivery and performance by each Consolidated Party of the Credit Documents to which such Consolidated Party is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval (other than such Governmental Approvals that have been obtained or made and not subject to suspension, revocation or termination) or violate any Requirement of Law relating to such Consolidated Party, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other organizational documents of such Consolidated Party or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Credit Documents, except to the extent the failure to obtain such Governmental Approval or any such violation, conflict, breach, default or any such Lien could not reasonably be expected to have a Material Adverse Effect.

         (b) Each Consolidated Party (i) (x) has all Governmental Approvals required by law and all third party approvals required for it to conduct its business, each of which is in full force and effect, (y) each such Governmental Approval is final and not subject to review on appeal and (z) each such Governmental Approval is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Requirements of Law relating to it or any of its respective properties, in each case except to the extent the failure to obtain such Governmental Approval or failure to comply with such Governmental Approval or Requirement of Law could not reasonably be expected to have a Material Adverse Effect.

         (c) None of the Consolidated Parties is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         Section 3.6       No Material Litigation.

         Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against any of them or against any of their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         Section 3.7       Investment Company Act.

         None of the Consolidated Parties is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         Section 3.8       Margin Regulations.

         No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Consolidated Parties taken as a group do not own "margin stock".

         Section 3.9       ERISA.

         Except as set forth on Schedule 3.9, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

         Section 3.10      Environmental Matters.

                  (a) Except as set forth on Schedule 3.10 or except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, the facilities and properties owned, leased or operated by any of the Consolidated Parties (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law.

                  (b) Except as set forth on Schedule 3.10 or except where such violation could not reasonably be expected to have a Material Adverse Effect, the Properties and all operations of the Consolidated Parties at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at or under the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the any of the Consolidated Parties (the "Business").

                  (c) Except as set forth on Schedule 3.10, none of the Consolidated Parties has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any of the Consolidated Parties have knowledge of any such threatened notice.

                  (d) Except as set forth on Schedule 3.10 or except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

                  (e) Except as set forth on Schedule 3.10, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Consolidated Party, threatened, under any Environmental Law to which any of the Consolidated Parties is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) Except as set forth on Schedule 3.10 or except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any of the Consolidated Parties in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         Section 3.11      Purpose of Loans.

         The proceeds of the Loans will be used to finance the Acquisition, and the closing costs and expenses related thereto, to refinance existing indebtedness of the Borrower and the Acquired Companies and for general corporate purposes, including working capital, letters of credit and Permitted Acquisitions.

         Section 3.12      Subsidiaries.

         Set forth on Schedule 3.12 is a complete and accurate list of all direct and indirect Subsidiaries of the Borrower. Information on the attached
Schedule includes state, province and/or country of organization; the number of shares of each class of Capital Stock or other equity interests outstanding; the number and percentage of outstanding shares of each class of stock owned by the Borrower or any of its Subsidiaries; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents. The Borrower shall have the right to update Schedule 3.12 from time to time to the extent any Subsidiaries are sold or otherwise disposed of or acquired or created, by the Borrower to the extent permitted under this Agreement.

         Section 3.13      Ownership.

         Each of the Credit Parties and its Subsidiaries is the owner of, and has good and marketable title to, or is the valid lessee, of all of its respective assets, which represents all assets individually or in the aggregate material to the conduct of the businesses of the Credit Parties and their Subsidiaries , taken as a whole on the date hereof, and none of such assets is subject to any Lien other than Permitted Liens. Each Consolidated Party enjoys peaceful and undisturbed possession under all of its leases and all such leases are valid and subsisting and in full force and effect. The Credit Parties and their Subsidiaries have delivered complete and accurate copies of all material leases to the Administrative Agent.

         Section 3.14      Indebtedness.

         Except as otherwise permitted under Section 6.1, the Credit Parties and their Subsidiaries have no Indebtedness.

         Section 3.15      Taxes.

         Each of the Credit Parties and its Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Credit Parties is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         Section 3.16      Intellectual Property Rights.

         The Credit Parties and their Subsidiaries own or are licensed to use, subject to any of its obligations under any valid and binding license agreement, the Intellectual Property (as defined below) disclosed on Schedule 3.16 hereto, which represents all Intellectual Property individually or in the aggregate material to the conduct of the businesses of the Credit Parties and their Subsidiaries taken as a whole on the date hereof. Except as disclosed on
Schedule 3.16 hereto, (i) the Intellectual Property disclosed on Schedule 3.16 is not subject to any obligation for payment of royalties, (ii) all registrations with and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to lapse for non-payment of any taxes or maintenance fees to maintain their registration in effect and (iii) there are no restrictions on the direct or indirect transfer of any Contractual Obligation, or any interest therein, held by any of the Credit Parties or their Subsidiaries in respect of such Intellectual Property. None of the Credit Parties or any of their Subsidiaries is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property. To the best of the Credit Parties' knowledge, none of such Intellectual Property is being infringed by any third party the loss of which has, or could reasonably be expected to, have a Material Adverse Effect, and none of the Credit Parties or any of their Subsidiaries is infringing any Intellectual Property of any third party the infringement of which would reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Intellectual Property" means Trademarks, Patents, Copyrights and trade secrets.

         Section 3.17      Solvency.

         The fair salable value of each Credit Party's assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Agreement. None of the Credit Parties or any of their Subsidiaries (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Agreement, debts beyond its ability to pay such debts as they become due.

         Section 3.18      Location of Collateral.

         Set forth on Schedule 3.18(a) is a list of the Properties of the Borrower and the other Credit Parties with street address, county and state where located. Set forth on Schedule 3.18(b) is a list of all locations where any tangible personal property of the Borrower and the other Credit Parties is located, including county and state where located. Set forth on Schedule 3.18(c) is the chief executive office and principal place of business of the Borrower and the other Credit Parties. Schedules 3.18(a), 3.18(b) and 3.18(c) may be updated from time to time by the Borrower to include new properties or locations by giving written notice thereof to the Administrative Agent.

         Section 3.19      No Burdensome Restrictions.

         None of the Credit Parties or any of their Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 3.20      Labor Matters.

         There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Credit Parties or any of their Subsidiaries as of the Closing Date, other than as set forth on Schedule 3.20 hereto, and none of the Credit Parties or any of their Subsidiaries has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than as set forth on Schedule 3.20 hereto.

         Section 3.21      Accuracy and Completeness of Information.

         All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Credit Parties or any of their Subsidiaries to the Administrative Agent, the Security Trustee or any Lender for purposes of or in connection with this Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact now known to any of the Credit Parties which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Credit Parties furnished to the Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Credit Parties to the Agent and/or the Lenders.

         Section 3.22      Representations and Warranties from Acquisition
                           Documents.

         The Acquisition and related transactions have been consummated substantially in accordance with the terms of the Acquisition Documents. As of the Closing Date, the Acquisition Documents have not been altered, amended or otherwise modified or supplemented or any condition thereof waived without the prior written consent of the Administrative Agent. As of the Closing Date, each of the representations and warranties made in the Acquisition Documents by each of the parties thereto is true and correct.

         Section 3.23      Material Contracts.

         Set forth on Schedule 3.23 is a complete and accurate list of all Material Contracts of the Borrower or any of its Subsidiaries.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         Section 4.1 Conditions to Closing Date and Initial Revolving Loans and Term Loans.

         This Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans and Term Loan on the Closing Date is subject to, the satisfaction of the following conditions precedent:

                  (a) Execution of Agreement. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a duly authorized officer of each party hereto, (ii) for the account of each Lender, Revolving Notes and Term Notes and for the account of the Swingline Lender, a Swingline Note and (iii) counterparts of the Security Agreement, the Foreign Pledge Agreements, and the Pledge Agreement, in each case conforming to the requirements of this Agreement and executed by duly authorized officers of the Credit Parties or other Person, as applicable.

                  (b) Authority Documents. The Administrative Agent shall have received the following:

                           (i) Certificate of Formation/Articles of
                  Incorporation. Copies of (A) the certificate of formation, articles of incorporation or other charter documents, as applicable, of each Credit Party, certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation and (B) the certificate of formation, articles of incorporation or other charter documents, as applicable, of each Foreign Subsidiary the Capital Stock of which is being pledged to the Administrative Agent by a Credit Party on the Closing Date.

                           (ii) Resolutions. Copies of resolutions of the
                  managing members or the board of directors, as applicable, of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iii) Operating Agreements/Bylaws. A copy of the
                  operating agreement and/or bylaws, as applicable, of each Credit Party certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iv) Good Standing. Copies of (i) certificates of
                  good standing, existence or its equivalent with respect to each Credit Party and each Foreign Subsidiary the Capital Stock of which is being pledged to the Administrative Agent by a Credit Party on the Closing Date certified as of a recent date by the appropriate governmental authorities of the state or other jurisdiction of organization and each other state or jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (ii) if available, a certificate indicating payment of all corporate and other franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                           (v) Incumbency. An incumbency certificate of each
                  Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date, in substantially the form of Schedule 4.1(b) hereto.

                  (c)      Legal Opinions of Counsel.

                           (i) The Administrative Agent shall have received an
                  opinion of Fox, Rothschild, O'Brien & Frankel, U.S. counsel for the Consolidated Parties, dated the Closing Date and addressed to the Administrative Agent, the Security Trustee and the Lenders, in form and substance acceptable to the

                  Administrative Agent and the Security Trustee which shall include, without limitation, an opinion as to compliance on the Closing Date by the Borrower and its Subsidiaries with all material corporate instruments and agreements.

                           (ii) The Administrative Agent shall have received one
                  or more opinions of foreign counsel to the Consolidated Parties or the Agent, as appropriate, dated the Closing Date and addressed to the Administrative Agent, the Security Trustee and the Lenders, in form and substance acceptable to the Administrative Agent which shall include, without limitation, an opinion as to compliance on the Closing Date by the Borrower and its Subsidiaries with foreign legal issues regarding the Acquisition, certain Foreign Subsidiary stock pledges and mortgage agreements and perfection of security interests therein in favor of the Agent.

                           (iii) The Administrative Agent shall have received
                  each opinion, report and other document required to be delivered pursuant to the Acquisition Documents in connection with the Acquisition, with a letter from each person delivering such opinion, report and other document authorizing reliance thereon by the Administrative Agent, the Security Trustee and the Lenders, all in form and substance reasonably acceptable to the Administrative Agent and the Security Trustee.

                  (d) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Security Trustee:

                           (i) searches of Uniform Commercial Code filings in
                  the jurisdiction of organization or incorporation of each Credit Party, the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) UCC financing statements for each appropriate
                  jurisdiction as is necessary, in the Administrative Agent's reasonable judgment, to perfect the Administrative Agent's security interest in the Collateral;

                           (iii) searches of ownership of Intellectual Property
                  in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent's security interest in the Collateral;

                           (iv) all stock certificates, if any, evidencing the
                  Capital Stock pledged to the Administrative Agent and the Security Trustee pursuant to the Pledge Agreement and the Foreign Pledge Agreements, together with duly executed in blank undated stock powers attached thereto;

                           (v) such patent/trademark/copyright filings as
                  requested by the Administrative Agent in order to perfect the Administrative Agent's and the Security Trustee's security interest in the Intellectual Property;

                           (vi) all instruments and chattel paper in the
                  possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent's and the Security Trustee's security interest in the Collateral;

                           (vii) duly executed consents as are necessary, in the
                  Administrative Agent's reasonable judgment, to perfect the Lenders' security interest in the Collateral; and

                           (viii) in the case of any personal property
                  Collateral located at premises leased by a Consolidated Party, such estoppel letters, consents and waivers from the landlords on such real property as may reasonably be required by the Administrative Agent.

                  (e)      [Reserved].

                  (f) Sources and Uses; Payment Instructions. The Agent shall have received (i) a statement of sources and uses of funds covering all payments reasonably expected to be made by the Consolidated Parties in connection with the transactions contemplated by the Credit Documents to be consummated on the Closing Date, including an itemized estimate of all fees, expenses and other closing costs and (ii) payment instructions with respect to each wire transfer to be made by the Agent on behalf of the Lenders or the Borrower on the Closing Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer.

                  (g) Liability and Casualty Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance (including, but not limited to, business interruption insurance) meeting the requirements set forth herein or in the Security Documents. The Administrative Agent and the Security Trustee, as they require, shall be named as loss payee on all casualty insurance policies for the benefit of the Lenders and the Administrative Agent, the Security Trustee and each Lender, as the Administrative Agent and the Securities Trustee require, shall be named as additional insured on all liability insurance policies.

                  (h) Fees. The Administrative Agent, the Security Trustee and the Lenders shall have received all fees, if any, owing pursuant to the Fee Letter and Section 2.5.

                  (i) Litigation. There shall not exist any pending litigation or investigation affecting or relating to this Agreement and the other Credit Documents or the Acquisition that in the reasonable judgment of the Administrative Agent and the Required Lenders could materially adversely affect this Agreement and the other Credit Documents or the Acquisition, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

                  (j) Solvency Certificate. The Administrative Agent shall have received an officer's certificate for each Credit Party and Coutts prepared by the executive vice president or higher officer of each such Person as to the financial condition, solvency and related matters of each such Person, in each case after giving effect to the Acquisition and the initial borrowings under the Credit Documents, in substantially the form of Schedule 4.1(j) hereto.

                  (k) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of
         Schedule 1.1(a) hereto.

                  (l) Acquisition Documents. The Acquisition Documents shall have been completed to the satisfaction of the Administrative Agent, the Acquisition shall have been consummated substantially in accordance with the terms of the Acquisition Documents and the purchase price (including fees and expenses) for the Acquired Companies, including the refinancing of the existing Indebtedness of the Acquired Companies, shall not exceed (pound)72,000,000, subject to the purchase price adjustments set forth in the Acquisition Agreement. The Administrative Agent shall have received a copy, certified by an officer of the Borrower as true and complete, of each Acquisition Document as originally executed and delivered, together with all exhibits and schedules thereto, and each such document shall be reasonably satisfactory to the Administrative Agent.

                  (m) Corporate Structure. The corporate capital and ownership structure of the Consolidated Parties shall be as described on Schedule
         3.12. The Administrative Agent shall be reasonably satisfied with management structure, legal structure, voting control, liquidity, total leverage and total capitalization of the Consolidated Parties as of the Closing Date.

                  (n) Government Consent. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the Acquisition and the related financings and other transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Acquisition or such other transactions or that could seek or threaten any of the foregoing.

                  (o) Compliance with Laws. The Acquisition and the related financings and other transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

                  (p) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to Borrower or any of its Subsidiaries or the Acquired Companies or any of its Subsidiaries or any pending injunction with respect to the Acquisition.

                  (q) Legal Aspects. The Administrative Agent and its counsel shall be reasonably satisfied with all legal aspects regarding the Acquisition.

                  (r) Consolidated EBITDA. (i) Consolidated EBITDA of the Borrower and its consolidated Subsidiaries, excluding the Acquired Companies, for the twelve month period ending on February 28, 2002 shall be greater than or equal to $52,000,000 and (ii) Consolidated EBITDA of the Acquired Companies for the twelve month period ending on February 28, 2002 shall be greater than or equal to (pound)8,000,000.

                  (s) Fees and Expenses. The aggregate fees and expenses incurred by the Borrower and its Subsidiaries in connection with the Acquisition shall not exceed $2,000,000, exclusive of the fees payable to the Administrative Agent, its counsel and the Lenders pursuant to the Fee Letter.

                  (t) Existing Indebtedness. All of the existing Indebtedness for borrowed money of the Borrower, its Subsidiaries and the Acquired Companies shall be repaid in full and all security interests related thereto shall be terminated on the Closing Date, other than any existing Indebtedness permitted pursuant to Section 6.1 and any Permitted Liens.

                  (u) Financial Statements. The Administrative Agent shall have received copies of the financial statements referred to in Section 3.1 hereof, a company-prepared opening pro forma balance sheet as at February 28, 2002 for the Borrower and its Subsidiaries, including the Acquired Companies and giving effect to the Acquisition (the "Pro Forma Balance Sheet"), and five-year financial and operational projections for the Borrower and its Subsidiaries for the fiscal years 2002 through 2007, together with a detailed explanation of all management assumptions contained therein, each in form and substance reasonably satisfactory to the Required Lenders.

                  (v) Environmental Reports. The Agent shall have received satisfactory environmental reports of a recent date relating to the Properties of the Borrower and its Domestic Subsidiaries addressed to the Administrative Agent and the Lenders or accompanied by a satisfactory reliance letter from the environmental consultant that prepared such reports.

                  (w) Leverage Ratio. The Leverage Ratio shall be no greater than 2.25 to 1.0 after giving effect to the Loans to be made on the Closing Date and calculating Consolidated EBITDA for the twelve month period ending on February 28, 2002.

                  (x) Pro Forma Compliance Certificate. The Administrative Agent shall have received a certificate from the Borrower reasonably satisfactory to the Administrative Agent that the Borrower is in compliance with all financial covenants set forth herein on a pro forma basis after giving effect to the Acquisition and the initial borrowings under this Agreement.

                  (y) No Material Adverse Effect. No event shall have occurred since December 31, 2001 that has had or could reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries (including, without limitation, the Acquired Companies), taken as a whole.

                  (z) Due Diligence Report. The Administrative Agent shall have received a financial and operating due diligence report from the Borrower prepared by Arthur Andersen & Co., with the scope and results of such report acceptable to the Administrative Agent in its sole discretion.

                  (aa) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

         Section 4.2       Conditions to All Extensions of Credit.

         The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                  (a) Representations and Warranties. The representations and warranties made by the Consolidated Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

                  (c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of Swingline Loans plus LOC Obligations shall not exceed the lesser of (A) the Borrowing Base and (B) the Revolving Committed Amount then in effect, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the principal amount of Swingline Loans shall not exceed the Swingline Commitment.

                  (d) Additional Conditions to Revolving Loans. If such Loan is made pursuant to Section 2.1, all conditions set forth in such Section shall have been satisfied.

                  (e) Additional Conditions to Term Loans If such Loan is made pursuant to Section 2.2, all conditions set forth in such Section shall have been satisfied.

                  (f) Additional Conditions to Swingline Loans. If such Loan is made pursuant to Section 2.3, all conditions set forth in such Section shall have been satisfied.

                  (g) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to Section 2.4, all conditions set forth in such Section shall have been satisfied.

                  (h) Additional Conditions to Loans Made to Fund Permitted Acquisitions. If a Loan is requested to fund a Permitted Acquisition, in addition to the conditions set forth in Section 2.1, the Borrower shall deliver to the Administrative Agent a compliance certificate attaching pro forma financial and other information with respect to the Borrower and its Subsidiaries (after giving effect to the Permitted Acquisition and the making of the related Loan), which compliance certificate shall be in form and substance satisfactory to the Agent.

         Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) through (h) of this Section have been satisfied.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note or Letter of Credit remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent, the Security Trustee or any Lender hereunder, are paid in full, the Borrower shall, and shall cause each of its direct or indirect Subsidiaries (other than in the case of Section 5.1, 5.2 and 5.7), to:

         Section 5.1       Financial Statements.

         Furnish to the Administrative Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such year, audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.

                  (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a company-prepared consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and related company-prepared statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments) and the budget for the corresponding period or periods;

                  (c) Annual Financial Plans. As soon as practicable and in any event within sixty (60) days after the end of each fiscal year, a consolidated and consolidating budget on a quarterly basis of the Borrower and its Subsidiaries for the succeeding fiscal year, such plan to be prepared by the Borrower in a manner consistent with GAAP and to include an operating and capital budget in the form of an income statement, balance sheet and statement of cash flows. Such budget shall be accompanied by a certificate of the chief financial officer of the Borrower to the effect that the budgets and other financial data are based on reasonable estimates and assumptions, all of which are fair in light of the conditions which existed at the time the budget was made, have been prepared on the basis of the assumptions stated therein, and reflect, as of the time so furnished, the reasonable estimate of the Borrower and its Subsidiaries of the budgeted results of the operations and other information budgeted therein; and

         all such financial statements to fairly present in all material respects the financial condition and results from operations of the entities and for the periods specified and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP (subject, in the case of interim statements, to normal recurring year-end audit adjustments and the absence of footnotes) applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3.

         Section 5.2       Certificates; Other Information.

         Furnish to the Administrative Agent and each of the Lenders:

                  (a) within ninety (90) days after the end of each fiscal year of the Borrower (and in no event later than concurrently with the delivery of the financial statements referred to in Section 5.1(a) above), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under Section 5.9, except as specified in such certificate;

                  (b) within ninety (90) days after the end of each fiscal year of the Borrower and within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (and in no event later than concurrently with the delivery of the related financial statements referred to in Sections 5.1(a) and 5.1(b) above), a certificate of a Responsible Officer of the Borrower stating that, to the best of such Responsible Officer's knowledge, each of the Consolidated Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Section 5.9;

                  (c) within thirty (30) days after the same are filed, copies of all financial statements and non-confidential reports which the Borrower may make to, or file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (d) within ninety (90) days after the end of each fiscal year of the Borrower, a certificate containing information regarding the amount of all Asset Dispositions, Debt Issuances, and Equity Issuances that were made during the prior fiscal year and amounts received in connection with any Recovery Event during the prior fiscal year;

                  (e) promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person;

                  (f) promptly upon their becoming available, copies of (i) all press releases and other statements made available generally by the Borrower to the public concerning material developments in the business of the Borrower and its Subsidiaries and (ii) any non-routine correspondence or official notices received by the Borrower or any of its Subsidiaries from any federal, state or local governmental authority which regulates the operations of the Borrower and its Subsidiaries; and

                  (g) no later than the 20th day of each calendar month, a Borrowing Base certificate prepared by a Responsible Officer of the Borrower for the immediately preceding calendar month; and

                  (h) promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

         Section 5.3       Payment of Obligations.

         Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Consolidated Parties.

         Section 5.4       Conduct of Business and Maintenance of Existence.

         Continue to engage in business of the same general type conducted by the Borrower, its Subsidiaries and the Acquired Companies immediately prior to the Closing Date and preserve, renew and keep in full force and effect corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 5.5       Maintenance of Property; Insurance.

                  (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted);

                  (b) Maintain with financially sound and reputable insurance companies insurance (or, to the extent consistent with past practices, maintain self-insurance) on all its material property (including without limitation its material tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (including, without limitation, business interruption insurance); and furnish to the Administrative Agent upon written request, full information as to the insurance carried. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, with respect to any insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Consolidated Party or any other Person shall affect the rights of the Administrative Agent, the Security Trustee or the Lenders under such policy or policies. Each Lender shall be named as additional insured on all liability policies. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on
         Schedule 5.5(b); and

                  (c) In case of any material loss, damage to or destruction of the Collateral of any Consolidated Party or any material part thereof, the Borrower shall promptly give written notice thereof to the Administrative Agent and the Security Trustee generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Consolidated Party or any material part thereof, such Consolidated Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Consolidated Party's cost and expense, will promptly repair or replace the Collateral of such Consolidated Party so lost, damaged or destroyed unless the Borrower shall have reasonably determined that such repair or replacement of the affected Collateral is not economically feasible or is not deemed in the best business interest of such Consolidated Party.

         Section 5.6     Inspection of Property; Books and Records; Discussions.

         Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent, the Security Trustee or any Lender, the Administrative Agent, the Security Trustee or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time, upon reasonable notice and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Consolidated Parties with officers and employees of the Consolidated Parties and with their independent certified public accountants (subject to reasonable requirements of confidentiality, including requirements imposed by law or contract).

         Section 5.7       Notices.

         Promptly (but in no event later than three (3) Business Days (or thirty
(30) days with respect to subsection (d) below) after a Responsible Officer of the Borrower knows or has reason to know thereof) give written notice of the following to the Administrative Agent:

                  (a)      the occurrence of any Default or Event of Default;

                  (b) the occurrence of any default or event of default under any Contractual Obligation of any of the Consolidated Parties which could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $500,000;

                  (c) any litigation, or any investigation or proceeding affecting any of the Consolidated Parties which could reasonably be expected to have a Material Adverse Effect;

                  (d) (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (e) any notice of any violation received by any Consolidated Party from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws;

                  (f) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect;

                  (g) any attachment, judgment, lien, levy or order exceeding $250,000 that may be assessed against or threatened against any Consolidated Party other than Permitted Liens;

                  (h) promptly, any other development or event which could reasonably be expected to have a Material Adverse Effect.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

         Section 5.8       Environmental Laws.

                  (a) Comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except, in each case, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless the Administrative Agent, the Security Trustee and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Consolidated Parties or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

         Section 5.9       Financial Covenants.

         Comply with the following financial covenants:

                  (a) Leverage Ratio. The Leverage Ratio as of the last day of each fiscal quarter, commencing with March 31, 2002, shall be less than or equal to:

             -------------------- ------------------- ------------------- ------------------- ------------------
             Fiscal Year          March 31            June 30             September 30        December 31
             -------------------- ------------------- ------------------- ------------------- ------------------
             2002                 2.40 to 1.0         2.40 to 1.0         2.40 to 1.0         2.00 to 1.0
             -------------------- ------------------- ------------------- ------------------- ------------------
             2003                 2.00 to 1.0         2.00 to 1.0         2.00 to 1.0         1.75 to 1.0
             -------------------- ------------------- ------------------- ------------------- ------------------
             2004                 1.75 to 1.0         1.75 to 1.0         1.75 to 1.0         1.50 to 1.0
             -------------------- ------------------- ------------------- ------------------- ------------------
             2005                 1.50 to 1.0         1.50 to 1.0         1.50 to 1.0         1.50 to 1.0
             -------------------- ------------------- ------------------- ------------------- ------------------
             2006                 1.50 to 1.0         1.50 to 1.0         1.50 to 1.0         1.50 to 1.0
             -------------------- ------------------- ------------------- ------------------- ------------------
             Thereafter           1.50 to 1.0
             -------------------- ------------------- ------------------- ------------------- ------------------

                  (b) Consolidated Net Worth. At all times the Consolidated Net Worth of the Borrower shall be greater than or equal to the sum of $69,052,000, increased on a cumulative basis as of the end of each fiscal quarter of the Consolidated Parties, commencing with the fiscal quarter ending March 31, 2002 by an amount equal to 75% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended.

                  (c) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio as of the last day of each fiscal quarter, commencing with March 31, 2002, shall be greater than or equal to:

             -------------------- ------------------- ------------------- ------------------- ------------------
             Fiscal Year          March 31            June 30             September 30        December 31
             -------------------- ------------------- ------------------- ------------------- ------------------
             2002                 1.10 to 1.0         1.10 to 1.0         1.10 to 1.0         1.10 to 1.0
             -------------------- ------------------- ------------------- ------------------- ------------------
             2003                 1.10 to 1.0         1.10 to 1.0         1.10 to 1.0         1.10 to 1.0
             -------------------- ------------------- ------------------- ------------------- ------------------
             2004                 1.10 to 1.0         1.10 to 1.0         1.10 to 1.0         1.15 to 1.0
             -------------------- ------------------- ------------------- ------------------- ------------------
             2005                 1.15 to 1.0         1.15 to 1.0         1.15 to 1.0         1.20 to 1.0
             -------------------- ------------------- ------------------- ------------------- ------------------
             2006                 1.20 to 1.0         1.20 to 1.0         1.20 to 1.0         1.20 to 1.0
             -------------------- ------------------- ------------------- ------------------- ------------------
             Thereafter           1.20 to 1.0
             -------------------- ------------------- ------------------- ------------------- ------------------

                  (d) Minimum Borrowing Base. The Borrowing Base shall at all times be greater than or equal to the sum of the outstanding Revolving Loans, plus LOC Obligations plus Swingline Loans.

         Section 5.10      Additional Subsidiaries.

                  (a) Cause each of their Subsidiaries, whether newly formed, after acquired or otherwise existing, to promptly become a "Subsidiary Guarantor" hereunder by way of execution of a Joinder Agreement; provided, however, that in the event that the execution of a Joinder Agreement by any Foreign Subsidiary would result in an adverse tax consequence to the Borrower, such Subsidiary shall not be required to become a Subsidiary Guarantor. The guaranty obligations of any such Additional Credit Party shall be secured by, among other things, the Collateral of the Additional Credit Party and a pledge of 100% of the Capital Stock or other equity interest of its Domestic Subsidiaries and 65% of the Capital Stock or other equity interest of its directly owned Foreign Subsidiaries to the extent that such pledge is permissible under applicable law, and a pledge by the Borrower or other Credit Party which is the owner of the Capital Stock or other equity interest in such Additional Credit Party of 100% of such Capital Stock or other equity interest (or 65% of such Capital Stock or other equity interest if such Additional Credit Party is a Foreign Subsidiary).

                  (b) Pledge to the Administrative Agent 100% of the Capital Stock or other equity interests of each newly formed or acquired Domestic Subsidiary and 65% of the Capital Stock or other equity interests of each newly formed or acquired direct or indirect Foreign Subsidiary to the extent that such pledge is permissible under applicable law and to the extent that such pledge would not result in an adverse tax consequence to the Borrower.

         Section 5.11      Compliance with Law.

         Comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

         Section 5.12      Pledged Assets.

                  (a) Cause 100% of the Capital Stock of each direct or indirect Domestic Subsidiary of the Borrower held by the Borrower or any Subsidiary of the Borrower and 100% of the Non-Voting Equity (as defined in the Pledge Agreement) and 65% of the Voting Equity (as defined in the Pledge Agreement) of each of the direct or indirect Foreign Subsidiaries of the Borrower and its Domestic Subsidiaries (but, in the case of indirect Foreign Subsidiaries of the Borrower and its Domestic Subsidiaries, to the extent that the grant of a pledge of Capital Stock of any such Foreign Subsidiary would result in an material adverse tax consequence to the Borrower, such Foreign Subsidiary Capital Stock shall not be required to be pledged hereunder) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent or the Security Trustee (as the case may be) pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent or the Security Trustee shall reasonably request.

                  (b) If, subsequent to the Closing Date, a Credit Party shall
         (i) acquire any securities, instruments, chattel paper or other personal property required for perfection to be delivered to the Administrative Agent or the Security Trustee as Collateral hereunder or under any of the Security Documents or (ii) acquire or lease any real property, promptly (and in any event within three (3) Business Days) after any Responsible Officer of the Borrower acquires knowledge of same, notify the Administrative Agent and the Security Trustee of same. Each Credit Party shall, and shall cause each of its Subsidiaries to, take such action at its own expense as requested by the Administrative Agent or the Security Trustee (including, without limitation, any of the actions described in Section 4.1(d) or Section 4.1(e) hereof) to ensure that the Administrative Agent or the Security Trustee, (as the case may be) has a first priority perfected Lien to secure the Credit Party Obligations in (A) all personal property of the Credit Parties located in the United States, (B) to the extent deemed to be material by the Administrative Agent or the Security Trustee (as the case may be) or the Required Lenders in its or their reasonable judgment, all real property of the Credit Parties located in the United States and
         (C) to the extent deemed to be material by the Administrative Agent or the Security Trustee (as the case may be) or the Required Lenders in its or their sole reasonable judgment, all other personal and real property of the Consolidated Parties, subject in each case only to Permitted Liens, but in any event, with respect to any such property owned by a Foreign Subsidiary, only to the extent that granting such a Lien to the Administrative Agent or the Security Trustee will not result in material adverse tax consequences to the Borrower. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with the covenants regarding the location of personal property as set forth in the Security Documents.





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

         Section 5.13      Delivery of Reviewed Pro Forma Balance Sheet.

         On or prior to fifteen (15) days following the Closing Date the Borrower shall cause to be redelivered to the Agent and the Lenders the Pro-Forma Balance Sheet, accompanied by a review conducted by Deloitte & Touche.

         Section 5.14      Covenants Regarding Patents, Trademarks and
                           Copyrights.

         (a) Notify the Administrative Agent promptly if it knows or has reason to know that any application, letters patent or registration relating to any Patent or Trademark which is material to the business of the Borrower and its Subsidiaries taken as a whole may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding the Borrower's or such other Subsidiary's ownership of any Patent or Trademark which is material to the business of the Borrower and its Subsidiaries taken as a whole, its right to patent or register the same, or to enforce, keep and maintain the same.

         (b) Notify the Administrative Agent promptly after a Responsible Officer of the Borrower knows or has reason to know of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court) regarding any Copyright which is material to the business of the Borrower and its Subsidiaries taken as a whole, whether (i) such Copyright may become invalid or unenforceable prior to its expiration or termination, or (ii) the Borrower's or the relevant Subsidiary's ownership of such Copyright, its right to register the same or to enforce, keep and maintain the same is reasonably likely to become adversely affected.

         (c) (i) Concurrently with the delivery of annual financial statements of the Borrower pursuant to Section 5.1 hereof, provide the Administrative Agent with a list of any filing by the Borrower or any Subsidiary, either itself or through any agent, employee, licensee or designee, of any application for registration of any Copyright, Trademark or Patent with the United States Copyright Office or United States Patent and Trademark Office.

                  (ii) Concurrently with the delivery of quarterly and annual financial statements of the Borrower pursuant to Section 5.1 hereof, provide the Administrative Agent and its counsel a complete and correct list of all registered Copyrights, Patents and Trademarks owned by the Borrower or any of its Subsidiaries that have been obtained since the last reporting period.

                  (iii) Upon request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in the Copyrights, Patents, Trademarks and the general intangibles referred to in clauses (i) and (ii) of this subsection (c).

         (d) Take all reasonable actions, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, necessary to maintain each letters patent for the Patents or registration of the Trademarks and Copyrights which are material to the business of the Borrower and its Subsidiaries taken as a whole, including, without limitation, payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

         (e) In the event that any Responsible Officer of the Borrower becomes aware that any Trademark, Copyright or Patent is infringed, misappropriated or diluted by a third party in any material respect, notify the Administrative Agent promptly after such Responsible Officer learns thereof and shall, unless the Borrower or the relevant Subsidiary, as the case may be, shall reasonably determine that such Trademark, Copyright or Patent is not material to the business of the Borrower and its Subsidiaries taken as a whole, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Borrower or such Subsidiary, as the case may be, shall reasonably deem appropriate under the circumstances to protect such Trademark, Copyright or Patent.



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

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note or Letter of Credit remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full:

         Section 6.1       Indebtedness.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising or existing under this Agreement and the other Credit Documents;

                  (b) Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset (including Capital Lease Obligations) provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness shall not exceed $1,000,000 at any time outstanding;

                  (c) Indebtedness and obligations owing under Hedging Agreements relating to the Loans hereunder and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

                  (d) Indebtedness and obligations of Credit Parties owing under documentary letters of credit for the purchase of goods or other merchandise (but not under standby, direct pay or other letters of credit except for the Letters of Credit hereunder) generally;

                  (e) Indebtedness owed in respect of (i) Guaranty Obligations permitted under Section 6.3 hereof and (ii) additional Guaranty Obligations in an aggregate amount not to exceeds $1,000,000 at any time outstanding;

                  (f) Indebtedness owed by (i) the Borrower or any of its Domestic Subsidiaries to the Borrower or another Subsidiary, (ii) any Foreign Subsidiary to another Foreign Subsidiary, (iii) any Foreign Subsidiary to the Borrower or any of its Domestic Subsidiaries consisting of transfer payments, royalty payments or working capital advances in the ordinary course of business consistent with past practices, (iv) any Foreign Subsidiary to the Borrower or any of its Domestic Subsidiaries (other than Indebtedness described in clause
         (iii)) in an aggregate amount for all such Indebtedness described in this clause (iv) not to exceed $1,000,000 outstanding at any time and
         (v) the Borrower or any of its Domestic Subsidiaries to any Foreign Subsidiary consisting of transfer payments or royalty payments in the ordinary course of business consistent with past practices; provided that any of the foregoing Indebtedness (unless owed to the Borrower or a Subsidiary Guarantor) shall be fully subordinated to the Credit Party Obligations hereunder on terms reasonably satisfactory to the Administrative Agent;

                  (g) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $2,000,000 (or its equivalent in foreign currency) at any time outstanding; and

                  (h) other unsecured Indebtedness of Credit Parties which does not exceed $2,000,000 in the aggregate at any time outstanding.

         Section 6.2       Liens.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens. Notwithstanding the foregoing, if a Consolidated Party shall grant a Lien on any of its assets in violation of this Section 6.2, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent and the Security Trustee for the benefit of the Lenders.

         Section 6.3       Guaranty Obligations.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary to, enter into or otherwise become or be liable in respect of any Guaranty Obligations (excluding specifically therefrom endorsements in the ordinary course of business of negotiable instruments for deposit or collection) other than (a) those in favor of the Lenders in connection herewith, (b) guaranties given by, and other Guaranty Obligations incurred by, the Borrower or any of its Subsidiaries for the benefit of or the account of the Borrower or any such Subsidiary in connection with obligations not constituting Indebtedness including real property leases and other contracts entered into in the ordinary course of business, (c) Guaranty Obligations by the Credit Parties of Indebtedness permitted under Section 6.1 and (d) Guaranty Obligations incurred by the Borrower or any of its Subsidiaries in respect of obligations of the Borrower or any such Subsidiary to pay customs and excise duties and similar payments.

         Section 6.4       Nature of Business.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary (including the Acquired Companies) to, alter the character of their business in any material respect from that conducted as of the Closing Date.

         Section 6.5       Consolidation, Merger, Sale or Purchase of
                           Assets, etc.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary to:

                  (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

                           (i)      Specified Sales;

                           (ii) the sale, transfer, lease or other disposition
                  of property or assets (a) to an unrelated party not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event or (b) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries, as appropriate, in its reasonable discretion, so long as the net proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property, provided that such purchase or acquisition is consummated within 180 days of receipt of such proceeds;

                           (iii) the sale, lease or transfer of property or
                  assets from the Borrower or a Subsidiary of the Borrower to the Borrower or a Domestic Subsidiary of the Borrower (including the liquidation of any such Subsidiary into the Borrower or a Domestic Subsidiary of the Borrower);

                           (iv) the transfer of the Capital Stock of Right
                  Associates Ltd., an English corporation, or other Foreign Subsidiaries of the Borrower to a holding company directly or indirectly owned by the Borrower formed outside of the United States after the Closing Date; provided, that the Capital Stock of such holding company is pledged to the Administrative

                  Agent; provided, further that none of the foregoing would result in an adverse tax consequence to the Borrower or its Subsidiaries or violate any applicable law; and

                           (v) any other sale, lease or transfer of property or
                  assets not to exceed $1,000,000 in the aggregate in any fiscal year;

         provided, that in each case, other than clause (iv) above, at least 80% of the consideration received therefor by any Consolidated Party is in the form of cash or Cash Equivalents; provided, further, that with respect to sales of assets permitted hereunder only, the Administrative Agent or the Security Trustee (as the case may be) shall be entitled, without the consent of the Required Lenders, to release its Liens relating to the particular assets sold; or

                  (b) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the property or assets of or a division of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein), or enter into any transaction of merger or consolidation, except for (i) investments or acquisitions permitted pursuant to Section 6.6, (ii) the Acquisition, (iii) Permitted Acquisitions, (iv) the merger or consolidation of the Borrower or one of its Subsidiaries with and into a Domestic Subsidiary of the Borrower, provided that if the Borrower is a party thereto, the Borrower will be the surviving entity and if a Foreign Subsidiary and a Domestic Subsidiary are parties thereto, the Domestic Subsidiary will be the surviving entity, and (v) the merger or consolidation of a Foreign Subsidiary of the Borrower with and into another Foreign Subsidiary of the Borrower.

         Section 6.6       Advances, Investments and Loans.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

         Section 6.7       Transactions with Affiliates.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate, except that the Borrower shall be permitted to pay reasonable compensation and bonuses in the ordinary course of business to its officers and directors consistent with the Borrower's past bonus plans in effect prior to the Closing Date.

         Section 6.8       Ownership of Subsidiaries; Restrictions.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary to, create, form or acquire any Subsidiaries, except for Domestic Subsidiaries which are joined as Additional Credit Parties and Foreign Subsidiaries to the extent reasonably necessary in the conduct of its business, in each case, in accordance with the terms hereof. The Credit Parties will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of the Borrower's Subsidiaries and the Borrower will not permit any of its Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests, except in a transaction permitted by Section 6.5(a). The Borrower shall be entitled to issue and sell Capital Stock so long as no Change of Control or other Event of Default results or would result therefrom.

         Section 6.9       Fiscal Year; Organizational Documents; Material
                           Contracts.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary to, change its fiscal year. None of the Credit Parties nor any of their Subsidiaries will amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) or operating agreement in any respect adverse to the Lenders without the prior written consent of the Required Lenders. None of the

Credit Parties nor any of their Subsidiaries will, without the prior written consent of the Administrative Agent, amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination of any of the Material Contracts, except to the extent that such amendments, modifications, cancellations or terminations could not reasonably be expected to have a Material Adverse Effect.

         Section 6.10      Limitation on Restricted Actions.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

         Section 6.11      Restricted Payments.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except, so long as no Event of Default then exists, (i) to make dividends payable solely in the same class of Capital Stock of such Person, (ii) to make dividends or other distributions payable to the Borrower (directly or indirectly through its Subsidiaries), (iii) to make dividends or other distributions payable to the holders of the minority equity interests of Way Station, Coaching, Saad Fellipelli or Glenoit in a manner and amount consistent with the performance of such Person and consistent with past practices and in any event in an aggregate amount not to exceed $1,000,000 in any fiscal year, (iv) to make payments permitted under Section 6.7, (v) to repurchase or redeem Capital Stock and options therefor held by any employees of the Borrower or its Subsidiaries in an aggregate amount not to exceed $500,000 in any fiscal year, (vi) to pay any salary, bonus or other form of compensation to any Person who is a shareholder and employee of Way Station, Coaching, Saad Fellipelli or Glenoit in an amount consistent with past practices, and (vii) after the Term Loans have been repaid in full, to repurchase shares of the Borrower's common Capital Stock in an aggregate amount not to exceed $10,000,000 during the term of this Agreement.

         Section 6.12      Prepayments of Indebtedness, etc.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or make any prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or other similar payment with respect to, any subordinated indebtedness.

         Section 6.13      Sale Leasebacks.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or (b) which any Consolidated Party intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not another Credit Party in connection with such lease.

         Section 6.14      No Further Negative Pledges.

         The Borrower will not, nor will it permit any direct or indirect Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(b), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (d) such prohibitions and/or restrictions existing as of the Closing Date and made known in writing to the Agent on or prior to the Closing Date and (e) any customary non-assignment provisions contained in leases, subleases or other contracts entered into in the ordinary course of business.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.1       Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) (i) The Borrower shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof; or (ii) the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof; or (iii) the Borrower shall fail to pay any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and such failure shall continue unremedied for three (3) Business Days (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder); or

                  (b) Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading on or as of the date made or deemed made; or

                  (c) (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in
         Section 5.7, Section 5.9 or Article VI hereof; or (ii) any Consolidated Party shall fail to comply with any other covenant, contained in this Agreement or the other Credit Documents (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and, to the extent capable of being cured, such breach or failure to comply is not cured within thirty (30) days of the earlier of (a) the date on which a Responsible Officer of the Borrower becomes aware of such breach and (b) the date on which the Borrower receives written notice thereof from the Agent or any Lender; or

                  (d) Any Consolidated Party shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in a principal amount outstanding of at least $1,000,000 in the aggregate beyond any applicable grace period (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Notes) in a principal amount outstanding of at least $1,000,000 in the aggregate or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

                  (e) (i) Any Consolidated Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Consolidated Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Consolidated Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 30 days; or (iii) there shall be commenced against any Consolidated Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (iv) any Consolidated Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Consolidated Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (f) One or more judgments or decrees shall be entered against a Consolidated Party involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within ten (10) days from the entry thereof; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

                  (h)      A Change of Control shall have occurred; or

                  (i) The Guaranty or any provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor's obligations under the Guaranty; or

                  (j) Any other Credit Document shall fail to be (or any Consolidated Party or any Person acting by or on behalf of any Consolidated Party shall deny or disaffirm that any Credit Document is) in full force and effect or to give the Administrative Agent, the Security Trustee and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except




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

         as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive).

         Section 7.2       Acceleration; Remedies.

         Upon the occurrence of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and the Borrower shall immediately pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount which may be drawn under Letters of Credit then outstanding, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and/or (ii) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable. Upon the occurrence of any Event of Default then, and in any such event, with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, instruct the Security Trustee to exercise its rights, powers and authorities to enforce any of the Security Documents. Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

         Section 8.1       Appointment.

         Each Lender hereby irrevocably designates and appoints First Union as the Administrative Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes First Union, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         Section 8.2       Delegation of Duties by Administrative Agent.

         The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

         Section 8.3       Exculpatory Provisions for Administrative Agent.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Consolidated Party or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of any Consolidated Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by any Consolidated Party of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Consolidated Party.

         Section 8.4       Reliance by Administrative Agent.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Consolidated Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         Section 8.5       Notice of Default to Administrative Agent.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

         Section 8.6     Non-Reliance on Administrative Agent and Other Lenders.

         Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Consolidated Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and




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information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower or any other Consolidated Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Consolidated Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Consolidated Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         Section 8.7       Indemnification of Administrative Agent.

         The Lenders agree to indemnify the Administrative Agent in its capacity as such hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section 8.7 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

         Section 8.8       Administrative Agent in Its Individual Capacity.

         The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Consolidated Parties as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         Section 8.9       Successor Administrative Agent.

         The Administrative Agent may resign as Administrative Agent upon 30 days' prior written notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the Notes, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (so long as no Default or Event of Default shall exist) shall be approved by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.




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

         Section 8.10      Rights and Remedies to be Exercised by Agent Only.

         Each Lender agrees that, except as set forth in Subsection 9.7, no Lender shall have any right individually (i) to realize upon the security created by the Security Documents or any other Credit Document, (ii) to enforce any provision of this Credit Agreement or any other Credit Document against one or more of the Consolidated Parties, or (iii) to make demand under this Credit Agreement or any other Credit Document against one or more of the Consolidated Parties; provided, however, that notwithstanding any of the foregoing to the contrary, each Lender shall continue to have, to the extent permitted by law,
(a) a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute in a proceeding instituted by or against any Consolidated Party pursuant to the Bankruptcy Code or any other such insolvency statute, and (b) a separate right to pursue claims against the Borrower under Subsections 2.15 through 2.18 and any other rights to indemnification pursuant to Subsections 9.5(b), (c) and (d).

         Section 8.11      Syndication and Documentation Agent.

         The terms "Syndication Agent" and "Documentation Agent" shall not confer any rights, powers, duties, liabilities, fiduciary relationships or obligations under this Credit Agreement or any of the other documents related hereto.

         Section 8.12      Appointment of Security Trustee.

         Each Lender and the Administrative Agent hereby appoints the Security Trustee to act as its trustee under and in relation to the Security Documents to which the Security Trustee is a party pursuant to this Agreement and to hold the Trust Property as trustee for the Administrative Agent and the Lenders on the trusts and other terms contained in the Security Documents to which the Security Trustee is a party and the Administrative Agent and each Lender hereby irrevocably authorizes the Security Trustee to exercise such rights, powers and discretions as are specifically delegated to the Security Trustee by the terms of the Security Documents to which the Security Trustee is a party together with all such rights, powers and discretions as are reasonably incidental thereto.

         Section 8.13      Successor Security Trustee.

         (a) Resignation. The Security Trustee may resign its appointment under any of this Agreement or the Security Documents to which the Security Trustee is a party at any time by giving not less than thirty days' notice in writing to that effect to each of the other parties to this Agreement provided that such resignation shall not become effective until a successor to the Security Trustee has been appointed and accepted its appointment in accordance with the following provisions of this Section 8.11 and all necessary documents have been entered into to ensure that the benefit of the Security Documents is held by such successor.

         (b) Appointment of Successor. If the Security Trustee gives notice of its resignation the Administrative Agent may appoint a successor. If the Administrative Agent has not within sixty days after such notice of resignation appointed a successor to the Security Trustee which shall have accepted such appointment, the retiring Security Trustee shall have the right to appoint such a successor itself.

         (c) Discharge. If a successor to the Security Trustee is appointed under the provisions of this Section 8.13 then the retiring Security Trustee shall be discharged from any further obligations under this Agreement and the Security Documents to which the Security Trustee is a party but shall remain entitled to the benefit of the provisions of this Section 8.13 and its successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to this Agreement.

         (d) Disclosure. The retiring Security Trustee shall make available to its successor such documents and records and provide such assistance as the successor may reasonably request for the purpose of performing its functions under this Agreement and the Security Documents to which the Security Trustee is a party. Notwithstanding any provision to the contrary, the Security Trustee shall not be obliged to disclose to any person any confidential or other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or fiduciary duty.



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

         Section 8.14      Protection of Security Trustee.

         The benefits conferred on the Administrative Agent pursuant to this
Article 8 regarding rights to indemnification and the exercise of its rights, powers, authorizations, discretions, duties and responsibilities pursuant to this Agreement and any other Credit Document and also pursuant to Article 9 shall also be conferred, where appropriate, on the Security Trustee in relation to this Agreement and the Security Documents to which the Security Trustee is a party and references to the Administrative Agent in this Article 8 and Article 9 shall be read and construed as references to the Administrative Agent and/or the Security Trustee accordingly.


                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1       Amendments, Waivers and Release of Collateral.

         Neither this Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section, nor may the Borrower, any Guarantor or any other obligor hereunder or any Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Security Trustee may, from time to time, (a) enter into with the Borrower or any other Consolidated Party written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower or any other Consolidated Party hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences or (c) release collateral in accordance with the terms hereof or of any Security Document or on such other terms and conditions as the Required Lenders may agree; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall:

                           (i) reduce the amount or extend the scheduled date of
                  maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; or

                           (ii) amend, modify or waive any provision of this
                  Section 9.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or

                           (iii) amend, modify or waive any provision of Article
                  VIII without the written consent of the Administrative Agent and the Security Trustee; or

                           (iv) release the Borrower or any material Guarantor
                  from its obligations hereunder or under the Guaranty, without the written consent of all of the Lenders; or

                           (v) release all or substantially all of the
                  collateral, without the written consent of all of the Lenders; or

                           (vi) amend, modify or waive any provision of the
                  Credit Documents relating to the percentage level of the Lenders required to consent to or approve any request of the Credit Parties or to waive any condition or provision of the Credit Documents, without the written consent of all of the Lenders and, provided, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent,





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

                  the Security Trustee or the Issuing Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, the Security Trustee and/or the Issuing Lender, as applicable, in addition to the Lenders required herein above to take such action; or

                           (vii) subordinate the Loans to any other
                  Indebtedness, without the written consent of all the Lenders.

         Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent, the Security Trustee and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and the Security Trustee shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver. In addition, the Borrower, the Security Trustee and the Lenders hereby authorize the Administrative Agent to modify this Agreement by unilaterally amending or supplementing Schedule 2.1(a) from time to time in the manner requested by the Borrower, the Security Trustee, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower, the Security Trustee and each Lender.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Consolidated Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         Section 9.2       Notices.

         Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties, the Swingline Lender, the Administrative Agent and the Security Trustee, and as set forth on Schedule 9.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower
and the other
Credit Parties:
                         Right Management Consultants, Inc.
                         1818 Market Street-33rd Floor
                         Philadelphia, PA 19103-3614
                         Attention:       G. Lee Bohs, Executive Vice President,
                                          Corporate Development
                         Telephone:       215-640-7147
                         Telecopier:      215-988-0147



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

    with a copy to:      Fox, Rothschild, O'Brien & Frankel, LLP
                         2000 Market Street, 10th Floor
                         Philadelphia, PA 19103
                         Attention:       Theodore A. Young
                         Telephone:       215-299-2802
                         Telecopier:      215-299-2150

The Administrative
   Agent and/or the
   Security Trustee:     First Union National Bank
                         Charlotte Plaza
                         201 South College Street, CP-08
                         Charlotte, North Carolina  28288-0608
                         Attention:  Syndication Agency Services
                         Telephone:       (704) 374-6882
                         Telecopier:      (704) 383-0288

                         with a copy to:

                         First Union National Bank
                         191 Peachtree Street
                         Mail Code GA 8050
                         Atlanta, GA 30303
                         Attention:  Anne Sayles
                         Telephone:       (404) 332-4088
                         Telecopier:      (404) 332-4048

The Swingline Lender:
                         First Union National Bank
                         Charlotte Plaza
                         201 South College Street, CP-23
                         Charlotte, North Carolina  28288-0608
                         Attention:  Syndication Agency Services
                         Telephone:       (704) 374-3721
                         Telecopier:      (704) 383-0288

provided, that notices given by the Borrower pursuant to Section 2.1 or Section
2.10 hereof shall be effective only upon receipt thereof by the Administrative Agent, the Security Trustee or the Swingline Lender, as applicable.

         Section 9.3       No Waiver; Cumulative Remedies.

         No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Security Trustee or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         Section 9.4       Survival of Representations and Warranties.

         All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.





                                       65
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         Section 9.5       Payment of Expenses and Taxes.

         The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Security Trustee for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith (including, without limitation, appraisals and other professional services, if any), and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent and the Security Trustee,
(b) to pay or reimburse each Lender, the Administrative Agent and the Security Trustee for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, to the Security Trustee and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender, the Administrative Agent and the Security Trustee harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent and the Security Trustee and their affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to the Administrative Agent, the Security Trustee or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as determined by a court of competent jurisdiction. The agreements in this Section 9.5 shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

         Section 9.6       Successors and Assigns; Participations; Purchasing
                           Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the other Credit Parties, the Lenders, the Administrative Agent, the Security Trustee, all future holders of the Notes and their respective successors and assigns, except that neither the Borrower nor any of the other Credit Parties may assign or transfer any of its rights or obligations under this Agreement or the other Credit Documents without the prior written consent of each Lender. Nothing herein shall prevent any Lender from pledging or assigning all or any portion of its rights under the Credit Documents (including any portion of the Notes) to any of the twelve Federal Reserve Banks in support of borrowings made by such Lender from such Federal Reserve Bank.

                  (b) Any Lender may, in the ordinary course of its commercial banking or investment business and in accordance with applicable law, at any time sell to one or more banks, insurance companies or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest, right and/or obligation of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower, the Administrative Agent and the Security Trustee shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or




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         increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any participant if the Participant's participation is not increased as a result thereof), (ii) release the Borrower or any material Guarantor from its obligations hereunder or under the Guaranty, (iii) release all or substantially all of the collateral, or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17, 2.18 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking or investment business and in accordance with applicable law, at any time, sell or assign to any Lender or any affiliate thereof and with the consent of the Administrative Agent and the Security Trustee and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (in each case, which consent shall not be unreasonably withheld), to one or more additional banks, insurance companies or other financial institutions ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the Notes in minimum amounts of $1,000,000 (or, if less, the entire amount of such Lender's obligations), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, the Administrative Agent and the Security Trustee and, so long as no Event of Default has occurred and is continuing, the Borrower), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that any sale or assignment to an existing Lender or Affiliate of a Lender shall not require the consent of the Administrative Agent and the Security Trustee or the Borrower nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto but shall continue to have rights which expressly survive termination of its Commitment hereunder). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "canceled".

                  (d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the




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         recordation of the names and addresses of the Lenders and the
         Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Security Trustee and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender, as agreed between them, of a registration and processing fee of $3,500 for each Purchasing Lender listed in such Commitment Transfer Supplement and the Notes subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders, the Security Trustee and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, in each case subject to Section 9.16.

                  (g) At the time of each assignment pursuant to this Section
         9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms described in Section 2.18.

                  (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including, without limitation, any right to payment of principal and interest under any
         Note) to any Federal Reserve Bank in accordance with applicable laws.

         Section 9.7       Adjustments; Set-off.

                  (a) Each Lender agrees that if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such




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         Lender or any branch or agency thereof to or for the credit or the account of the Borrower or any other Consolidated Party, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Borrower and the other Consolidated Parties to such Lender hereunder and claims of every nature and description of such Lender against the Borrower and the other Consolidated Parties, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower, any other Consolidated Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or any other Consolidated Party, or against anyone else claiming through or against the Borrower, any other Consolidated Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower, the Administrative Agent and the Security Trustee after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         Section 9.8       Table of Contents and Section Headings.

         The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

         Section 9.9       Counterparts.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         Section 9.10      Effectiveness.

         This Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section
9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

         Section 9.11      Severability.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 9.12      Integration.

         This Agreement and the Notes represent the agreement of the Borrower, the other Credit Parties, the Administrative Agent, the Security Trustee and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower, the other Credit Parties or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

         Section 9.13      Governing Law.

         This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.



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         Section 9.14      Consent to Jurisdiction and Service of Process.

         All judicial proceedings brought against the Borrower and/or any other Consolidated Party with respect to this Agreement, any Note or any of the other Credit Documents may be brought in any state court in Mecklenburg County, North Carolina, or in any federal court for the Western District of North Carolina, and, by execution and delivery of this Agreement, each of the Borrower and the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each of the Borrower and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the each of the Borrower and the other Credit Parties to be effective and binding service in every respect. Each of the Borrower, the other Credit Parties, the Administrative Agent, the Security Trustee and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent, the Security Trustee or any Lender to bring proceedings against the Borrower or the other Consolidated Parties in the court of any other jurisdiction.

         Section 9.15      Intentionally Omitted

         Section 9.16      Confidentiality.

         The Administrative Agent, the Security Trustee and each of the Lenders agrees that it will use its best efforts not to disclose, without the prior consent of the Borrower (other than to its employees, affiliates, auditors or counsel or to another Lender), any information with respect to the Consolidated Parties which is furnished pursuant to this Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this Section 9.16, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the OCC or the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to
Section 9.6, provided that such prospective transferee shall have been made aware of this Section 9.16 and shall have agreed to be bound by its provisions as if it were a party to this Agreement or (e) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications.

         Section 9.17      Acknowledgments.

         The Borrower and each of the other Credit Parties hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

                  (b) neither the Administrative Agent, the Security Trustee nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Consolidated Party arising out of or in connection with this Agreement and the relationship between the Administrative Agent, the Security Trustee and the Lenders, on the one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and




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                  (c) no joint venture exists among the Lenders or among the
         Borrower or the other Credit Parties and the Lenders.

         Section 9.18      Waivers of Jury Trial.

         THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT, THE SECURITY TRUSTEE AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                                    ARTICLE X

                                    GUARANTY

         Section 10.1      The Guaranty.

         In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, each of the Guarantors hereby agrees with the Administrative Agent, the Security Trustee and the Lenders as follows: the Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Administrative Agent, the Security Trustee and the Lenders. If any or all of the indebtedness of the Borrower to the Administrative Agent, the Security Trustee and the Lenders becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Security Trustee and the Lenders, or order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent, the Security Trustee or the Lenders in collecting any of the indebtedness. The word "indebtedness" is used in this Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower, including specifically all Credit Party Obligations, arising in connection with this Agreement, the other Credit Documents or any Hedging Agreement executed in connection herewith, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         Section 10.2      Bankruptcy.

         Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(e), and unconditionally promises to pay such indebtedness to the Administrative Agent and the Security Trustee for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, the Security Trustee or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law,



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state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         Section 10.3      Nature of Liability.

         The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by
(a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent, the Security Trustee or the Lenders on the indebtedness which the Administrative Agent, the Security Trustee or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         Section 10.4      Independent Obligation.

         The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

         Section 10.5      Authorization.

         Each of the Guarantors authorizes the Administrative Agent, the Security Trustee and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any guarantor or any other party for the payment of this Guaranty or the indebtedness and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the Security Trustee and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

         Section 10.6      Reliance.

         It is not necessary for the Administrative Agent, the Security Trustee or the Lenders to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         Section 10.7      Waiver.

                  (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, the Security Trustee or any Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent's, the Security Trustee's or any Lender's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower





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         other than payment in full of the indebtedness. Without limiting the generality of the provisions of Article X, each of the Guarantors hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss. 26-7 through 26-9, inclusive. The Administrative Agent, the Security Trustee or any of the Lenders may, at their election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

                  (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent, the Security Trustee or any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

                  (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrower or any other guarantor of the indebtedness of the Borrower owing to the Lenders (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Loans hereunder shall have been paid and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Security Trustee and the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the indebtedness of the Borrower until such time as the Loans hereunder shall have been paid and the Commitments have been terminated.

         Section 10.8      Limitation on Enforcement.

         The Lenders agree that this Guaranty and the Credit Party Obligations may not be enforced against any director, officer, employee or individual stockholder of the Guarantors or the Borrower.

         Section 10.9      Confirmation of Payment.

         The Administrative Agent, the Security Trustee and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the commitments relating thereto terminated, subject to the provisions of Section 10.2.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:                   RIGHT MANAGEMENT CONSULTANTS, INC.


                            By:      /S/ G. LEE BOHS
                                     ---------------
                            Name:    G. Lee Bohs
                            Title:   Executive Vice President,
                                     Corporate Development


GUARANTORS:                 RIGHT LICENSE HOLDING, INC.


                            By:      /S/ G. LEE BOHS
                                     ---------------
                            Name:    G. Lee Bohs
                            Title:   Executive Vice President


                            RMC OF ILLINOIS, INC.


                            By:      /S/ G. LEE BOHS
                                     ---------------
                            Name:    G. Lee Bohs
                            Title:   Executive Vice President


                            RIGHT ASSOCIATES-
                            GOVERNMENT SERVICES, INC.


                            By:      /S/ G. LEE BOHS
                                     ---------------
                            Name:    G. Lee Bohs
                            Title:   Executive Vice President

AGENTS, SECURITY
TRUSTEE AND LENDERS:        FIRST UNION NATIONAL BANK
                            as Administrative Agent, Security Trustee and a Lender


                            By:      /S/ DAVID S. SOZIO
                                     ------------------
                            Name:    David S. Sozio
                            Title:   Managing Director

                            FLEET NATIONAL BANK,
                            as Syndication Agent and a Lender


                            By:      /S/ DENNIS WASILEWSKI
                                     ---------------------
                            Name:    Dennis Wasilewski
                            Title:   Senior Vice President

                            SUNTRUST BANK,
                            as Syndication Agent and a Lender


                            By:      /S/ DANIEL S. KOMITOR
                                     ---------------------
                            Name:    Daniel S. Komitor
                            Title:   Director

                            UBS WARBURG LLC,
                            as Syndication Agent

                            By:      /S/ DAVID A. JUGE
                                     -----------------
                            Name:    David A. Juge
                            Title:   Managing Director

                            By:      /S/ ANNETTE SPENCER
                                     -------------------
                            Name:    Annette Spencer
                            Title:   Director


                            UBS AG, STAMFORD BRANCH,
                            as a Lender

                            By:      /S/ WILFRED V. SAINT
                                     --------------------
                            Name:    Wilfred V. Saint
                            Title:   Associate Director, Banking Products
                                     Services US

                            By:      /S/ ANTHONY JOSEPH
                                     ------------------
                            Name:    Anthony Joseph
                            Title:   Associate Director, Banking Products
                                     Services US

                            BANK OF AMERICA, N.A., as Documentation Agent
                                and a Lender


                            By:      /S/ B. KENNETH BURTON JR.
                                     -------------------------
                            Name:    B. Kenneth Burton, Jr.
                            Title:   Vice President

                            BROWN BROTHERS HARRIMAN & CO.,
                            as a Lender


                            By:      /S/ DONALD H. ROBERTS, JR.
                                     --------------------------
                            Name:    Donald H. Roberts, Jr.
                            Title:   Senior Vice President

                            COMMONWEALTH BANK, as a Lender


                            By:      /S/ RICHARD C. KRAUSS
                                     ---------------------
                            Name:    Richard C. Krauss
                            Title:   SVP

                            JP MORGAN CHASE BANK, as a Lender


                            By:      /S/ LEE P. BRENNAN
                                     ------------------
                            Name:    Lee P. Brennan
                            Title:   Vice President

                            NATIONAL CITY BANK, as a Lender


                            By:      /S/ MELISSA G. LANDAY
                                     ---------------------
                            Name:    Melissa G. Landay
                            Title:   Senior Vice President

                            SOVEREIGN BANK, as a Lender


                            By:      /S/ MICHELE A. WALCOFF
                                     ----------------------
                            Name:    Michele A. Walcoff
                            Title:   SVP

                            PNC BANK, NATIONAL ASSOCIATION,
                            as a Lender


                            By:      /S/ FORREST B. PATTERSON, JR.
                                     -----------------------------
                            Name:    Forrest B. Patterson, Jr.
                            Title:   Vice President